UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Exchange Act of 1934 (Amendment No. )

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AÉROPOSTALE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Stockholders,

As many of you know, Aéropostale Inc. has continued to operate in a difficult teen retail environment for the last several seasons and we have generated a significant amount of change over the last year in response.

While the financial performance in 2014 did not meet any of our expectations, I believe the changes we have implemented over the last year have the Company poised to improve results and regain market share.

The most significant change occurred in August 2014 when we announced Julian Geiger as the Company’s new Chief Executive Officer. Julian was the CEO who built the Company and generated significant earnings growth during his tenure. We are very happy to have Julian back with us and the team has quickly embraced his vision for the business. In his short time back with the Company, he has made many substantial improvements to the structure of the merchandising organization, the merchandising architecture, and our allocation strategy, to name a few. The Board and I believe these initiatives will change the trajectory of our business and we look forward to seeing the results of Julian’s initiatives and our employees’ hard work.

I also want to highlight the Board’s expanded effort on stockholder engagement and increased disclosure in our proxy statement. The Board believes in a corporate governance philosophy that balances the short-term and long-term needs of the Company, but most importantly always puts the best interests of our stockholders first. This is why Aéropostale has built a strong governance foundation with an independent chairman, a majority voting policy, the annual election of directors, and a diverse Board. As a Board we strive for integrity in everything that we do. The best interests of our stockholders, balanced with the long-term goals of the Company, serve as the ultimate guide for our decisions.

When we received a low support level on our advisory Say-on-Pay vote in June 2014, we intensified our stockholder outreach to hear your concerns, address your questions, and garner your feedback. We sincerely appreciate having discussions with more than half of you. This program of enhanced stockholder engagement resulted in the changes we have made to our disclosure and our compensation program.

We value the insight and feedback we receive from our stockholders. Our goal is to ensure that we continue to listen to you and give appropriate consideration to your suggestions and concerns. I want to thank our stockholders and employees for your insights, support, and confidence during this turnaround.

Karin Hirtler-Garvey

Chairman of the Board

112 West 34th Street, 22nd Floor
New York, NY 10120
646-485-5410

Notice of Annual Meeting of Stockholders

Tuesday, June 23, 2015

8:00 a.m. Local Time,

125 Chubb Avenue, 5th Floor, Lyndhurst, New Jersey, 07071

To the Stockholders of Aéropostale, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Aéropostale, Inc., a Delaware corporation (the “Company”), will be held at the Company’s office at 125 Chubb Avenue, 5th Floor, Lyndhurst, New Jersey, 07071, on June 23, 2015 at 8:00 a.m., local time, for the following purposes:

1.	To elect ten (10) nominees to the Board of Directors to serve for terms of one year or until their successors are elected and qualified;
2.	To approve on an advisory basis, executive compensation;
3.	To ratify the selection by the Audit Committee of the Board of Directors, of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 30, 2016; and
4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on April 30, 2015 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment thereof.

Your vote is important. Stockholders of record can give proxies by calling a toll-free telephone number, by using the Internet or by mailing their signed proxy cards. Whether or not you plan to attend the meeting, please vote by telephone or via the Internet or sign, date and return the enclosed proxy card in the envelope provided. Instructions are included on your proxy card. You may change your vote by submitting a later dated proxy (including a proxy via telephone or the Internet) or by attending the meeting and voting in person.

Help us make a difference by eliminating paper proxy mailings to your home or business: with your consent, we will provide all future proxy voting materials and annual reports to you electronically. Instructions for consenting to electronic delivery can be found on your proxy card. Your consent to receive stockholder materials electronically will remain in effect until canceled.

May 8, 2015

Marc G. Schuback

Senior Vice President, General Counsel and Secretary

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- 2015 Proxy Statement 4

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PROXY STATEMENT

Introduction

Our Board of Directors (or “the Board”) is soliciting proxies for the 2015 Annual Meeting of Stockholders. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

In this Proxy Statement:

•	“We”, “the Company” and “Aéropostale” mean Aéropostale, Inc. Our executive offices are located at 112 West 34th Street, 22nd Floor, New York, New York 10120; and

•	“Annual Meeting” means the 2015 Annual Meeting of Stockholders to be held on June 23, 2015, at 8:00 a.m. at our office located at 125 Chubb Avenue, 5th Floor, Lyndhurst, New Jersey, 07071, and any adjournment or postponement thereof.

Our 2014 Annual Report to Stockholders, which includes our financial statements, is available to review with this Proxy Statement. We are mailing notices of our Annual Meeting (or, for those who request it, a hard copy of this proxy statement, the enclosed form of proxy and our 2014 Annual Report) to our stockholders beginning on or about May 8, 2015.

ABOUT THE MEETING

All shares represented by properly executed proxies received by the Company prior to the meeting will be voted in accordance with the stockholders’ directions. A proxy may be revoked by written notice mailed to the Company (Attention: Marc G. Schuback, Senior Vice President, General Counsel and Secretary) or delivered in person at the meeting, by filing a duly executed, later dated proxy or by attending the meeting and voting in person.

What is the purpose of the annual meeting?

At our Annual Meeting, stockholders will act upon the matters outlined in the notice of meeting on the cover page of this Proxy Statement, namely, electing ten (10) directors, approving on an advisory basis executive compensation, ratifying the appointment of our independent registered public accounting firm and acting upon any other matter to come properly before the Annual Meeting.

Who is entitled to vote at the meeting?

Only stockholders of record of Aéropostale, Inc. common stock, $0.01 par value per share (“common stock”), at the close of business on April 30, 2015, the record date for the Annual Meeting, are entitled to receive notice of and to participate in the Annual Meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the Annual Meeting or any postponements or adjournments of the Annual Meeting.

What if my shares are held in “street name” by a broker?

If you are the beneficial owner of shares held in “street name” by a broker, then your broker, as the record holder of the shares, must vote those shares in accordance with your instructions. If you do not give instructions to your broker, then your broker can vote your shares only with respect to “discretionary” items, but not with respect to “non-discretionary” items. On non-discretionary items, such as the election of directors and advisory approval of executive compensation, for which you do not give instructions, the shares will be treated as “broker non-votes.” A discretionary item is a proposal that is considered routine under the rules of the New York Stock Exchange, such as the ratification of our auditors. Shares held in street name may be voted by your broker on discretionary items in the absence of voting instructions given by you.

What are the voting rights of the holders of Aéropostale’s common stock?

Holders of our common stock are entitled to one (1) vote, for each share held of record, on all matters submitted to a vote of the stockholders, including the election of directors. Stockholders do not have cumulative voting rights.

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Who can attend the meeting?

Subject to space availability, all holders of our common stock as of the record date, or their duly appointed proxies, may attend the meeting. Admission to the meeting will be on a first-come, first-serve basis. Registration will begin at 7:30 a.m. If you attend, please note that you may be asked to present valid photo identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting. Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of record of the issued and outstanding shares of capital stock representing a majority of the votes entitled to be cast at the meeting constitutes a quorum, thereby permitting the meeting to conduct its business. As of the record date, April 30, 2015, 79,513,639 shares of our common stock were issued and outstanding. Thus, the presence, in person or by proxy, of the holders of common stock representing at least 39,756,820 votes will be required to establish a quorum.

Proxies received but marked as abstentions and “broker non-votes” will be included in the calculation of the number of votes considered to be present at the meeting for quorum purposes.

What if a quorum is not present at the meeting?

If a quorum is not present at the scheduled time of the Annual Meeting, we may adjourn the Annual Meeting, either with or without a vote of the stockholders. If we propose to have the stockholders vote whether to adjourn the meeting, the people named in the enclosed proxy will vote all shares of our common stock for which they have voting authority in favor of the adjournment. An adjournment will have no effect on the business that may be conducted at the Annual Meeting.

How do I vote?

You may vote by mail. If you properly complete and sign the enclosed proxy card and return it in the enclosed envelope, it will be voted in accordance with your instructions. The enclosed envelope requires no additional postage if mailed either in the United States or Canada.

You may vote by telephone. If you are a registered stockholder (if you hold your common stock in your own name), you may submit your voting instructions by telephone by following the instructions printed on the proxy card. If you submit your voting instructions by telephone, you do not have to mail in your proxy card.

You may vote on the Internet. If you are a registered stockholder (if you hold your common stock in your own name), you may vote on the Internet by following the instructions printed on the proxy card. If you vote on the Internet, you do not have to mail in your proxy card.

If you are a registered stockholder and attend the Annual Meeting, you may deliver your completed proxy card in person or vote in person by ballot at the meeting. If your shares are held in “street name” and you wish to vote at the Annual Meeting, you will need to obtain a proxy form from the institution that holds your shares.

Can I change my vote after I submit my Proxy?

Yes, you may revoke your proxy at any time before it is voted at the Annual Meeting by:

•	signing and returning another proxy card with a later date;

•	submitting another proxy by telephone or on the Internet (your latest telephone or Internet voting instructions are followed);

•	giving written notice of revocation to the Company’s Secretary prior to or at the Annual Meeting; or

•	voting at the Annual Meeting.

Your attendance at the meeting will not have the effect of revoking your proxy unless you give written notice of revocation to the Corporate Secretary of the Company before the polls are closed on the date of the Annual Meeting. Any written notice revoking a proxy should be sent to our Corporate Secretary at 112 West 34th Street, 22nd Floor, New York, New York 10120 and must be received before the polls are closed.

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How does the Board of Directors recommend I vote on the Proposals?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendation is set forth together with the description of each item in this proxy statement. In summary, your Board recommends that you vote:

•	FOR election of the ten (10) nominees nominated herein to the Board of Directors;

•	FOR our executive compensation program; and

•	FOR ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 30, 2016 (“fiscal 2015”).

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What are my voting options on each Proposal?

You have several choices on each of the matters to be voted upon at the Annual Meeting. On the election of directors, by checking the appropriate box on your proxy card, you may: (a) vote for all of the director nominees as a group; (b) withhold authority to vote for all director nominees as a group; or (c) vote for all director nominees as a group except those nominees you identify as directors for whom your vote is withheld. On Proposals 2 and 3, by checking the appropriate box, you may: (a) vote “For” the Proposal; (b) vote “Against” the Proposal; or (c) “Abstain” from voting on the Proposal by checking “Abstain”.

Why did I receive a notice regarding the internet availability of the proxy materials instead of a paper copy of the proxy materials?

In an effort to be environmentally responsible and to reduce the costs of printing and distributing its proxy material, Aéropostale is taking advantage of the Securities and Exchange Commission (“SEC”) rule that allows companies to furnish their proxy materials over the internet to some or all of their stockholders. As a result, we are sending to our stockholders a notice regarding the internet availability of the proxy materials instead of a paper copy of its proxy materials. This notice explains how you can access the proxy materials over the internet and also describes how to request to receive a paper copy of the proxy materials by mail or a printable copy electronically.

Several stockholders live at my address. Why did we receive only one set of proxy materials?

As permitted by the SEC rules, only one copy of this proxy statement is being delivered to stockholders residing at the same address, unless the stockholders have notified the Company of their desire to receive multiple copies of the proxy statement. This is known as householding. The Company will promptly deliver, upon oral or written request, a separate copy of the proxy statement to any shareowner residing at an address to which only one copy was mailed. Requests for additional copies for the current year or future years should be directed to our General Counsel and Secretary, Aéropostale, Inc., 112 West 34th Street, New York, New York 10120. Stockholders of record residing at the same address and currently receiving multiple copies of the proxy statement may contact our General Counsel and Secretary at the contact information above to request that only a single copy of the proxy statement be mailed in the future. Beneficial owners should contact their bank, broker or other nominee.

How many votes are required to approve the Proposals?

For Proposal 1, pursuant to our bylaws and Delaware law, directors receiving a majority of the votes cast at the meeting shall be elected. For Proposals 2 and 3, pursuant to our bylaws and Delaware law, an affirmative vote of a majority of shares of common stock present or represented by proxy and entitled to vote at the meeting is required to approve these Proposals. Abstentions will have no effect on the outcome of Proposal 1, but will have the same effect as a vote “Against” Proposals 2 and 3. Because broker non-votes are not considered under Delaware law to be entitled to vote at the meeting, they will have no effect on the outcome of the vote on Proposal 1 and Proposal 2.

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What is the effect of a “broker non-vote” on the proposals to be voted on at the Annual Meeting?

A “broker non-vote” occurs if your shares are not registered in your name and you do not provide the record holder of your shares (usually a bank, broker, or other nominee) with voting instructions on a matter as to which, under NYSE rules, a broker may not vote without instructions from you, but the broker nevertheless provides a proxy. A broker non-vote is considered present for purposes of determining whether a quorum exists, but is not considered a “vote cast” or “entitled to vote” with respect to such matter.

Under NYSE rules, Proposal 1 on the election of directors, and Proposal 2 to approve executive compensation are not matters on which a broker may vote without your instructions. Therefore, if you do not provide instructions to the record holder of your shares with respect to Proposals 1 and 2, a broker non-vote as to your shares will result. Proposal 3, the ratification of the appointment of independent accountants is a routine item under NYSE rules. As a result, brokers who do not receive instructions as to how to vote on that matter generally may vote on that matter in their discretion.

If your shares are held of record by a bank, broker, or other nominee, we urge you to give instructions to your bank, broker, or other nominee as to how you wish your shares to be voted so you may participate in the stockholder voting on these important matters.

What happens if a nominee for Director is unable to stand for election?

If a nominee is unable to stand for election, our Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority.

Where can I find voting results of the meeting?

We will announce preliminary voting results at the meeting and publish final results in a Form 8-K filed with the SEC once the final voting results have been tabulated.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Aéropostale or to third parties except as necessary to meet applicable legal requirements, or to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation by our Board of Directors. Occasionally, stockholders provide written comments on their proxy card, which will be forwarded to Aéropostale management, as appropriate.

Who will bear the cost for soliciting votes for the meeting?

The expenses of soliciting proxies to be voted at the meeting will be paid by Aéropostale. Following the original mailing of soliciting materials, we may also solicit proxies by mail, telephone, fax or in person. Following the original mailing of soliciting materials, we will request that brokers, custodians, nominees and other record holders of common stock forward copies of the proxy statement and other soliciting materials to persons for whom they hold shares of common stock and request authority for the exercise of proxies.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve certain risks and uncertainties, including statements regarding our strategic direction, prospects and future results. Certain factors, including factors outside of our control, may cause actual results to differ materially from those contained in the forward-looking statements. Please refer to the risk factors included in Part I, Item 1A of our Form 10-K for the fiscal year ended January 31, 2015.

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OWNERSHIP OF COMMON STOCK

The following table shows, as of April 15, 2015, certain information with regard to the beneficial ownership of the Company’s Common Stock by: (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) each of the Company’s current directors and nominees; (iii) each current named executive officer; and (iv) all current directors and current executive officers as a group.

	Shares Beneficially Owned(1)
	(#)	(%)
5% Beneficial Owners
Scopia Capital Management LLC(2) 152 West 57th Street, 33rd Floor New York, NY 10019	9,861,494	12.38%
FMR LLC(3) 245 Summer Street Boston, MA 02210	8,327,100	10.46%
Blackrock, Inc.(4) 40 East 52nd Street New York, NY 10022	7,257,732	9.11%
Lemur, LLC(5) 9 West 57th Street, #31 New York, NY 10019	6,250,000	7.85%
Elm Ridge Management, LLC(6) 3 West Main Street, 2nd Floor Irvington, NY	4,502,763	5.65%
Directors and Executive Officers
Julian R. Geiger(7)	33,629	*
Marc D. Miller(7)	61,205	*
Emilia A. Fabricant(7)	33,793	*
Mary Jo Pile(7)	88,303	*
David J. Dick	—	*
Ronald R. Beegle	73,702	*
Robert B. Chavez	67,131	*
Michael J. Cunningham	151,846	*
Evelyn Dilsaver(7)	83,296	*
Kenneth B. Gilman	40,000	*
Janet E. Grove(7)	47,339	*
John N. Haugh(7)	84,951	*
Karin Hirtler-Garvey	135,610	*
John D. Howard	111,017	*
Stefan L. Kaluzny(7)(8)	6,283,292	7.89%
David B. Vermylen	71,477	*
All directors and executive officers as a group (16 persons)(1) Address: 112 West 34th Street New York, New York 10120	7,366,591	9.25%

*	Represents less than 1% of the outstanding shares of the Company’s common stock.

(1)	Unless otherwise indicated, each of the stockholders has sole voting and dispositive power with respect to the shares of common stock beneficially owned. The percent is based upon the 79,513,639 shares outstanding on April 30, 2015 and the number of shares, if any, as to which the named person has the right to acquire upon options becoming exercisable or restricted stock vesting within 60 days of April 15, 2015. No officer or director has pledged any shares which they own.

(2)	Share ownership for Scopia Capital Management LLC was obtained from a Schedule 13G/A, dated February 12, 2015, and filed with the SEC.

(3)	Share ownership for FMR LLC was obtained from a Schedule 13G/A, dated February 13, 2015, and filed with the SEC.

(4)	Share ownership for BlackRock, Inc. was obtained from a Schedule 13G/A, dated January 15, 2015, and filed with the SEC.

(5)	Share ownership for Lemur, LLC was obtained from a Schedule 13D/A, dated April 24, 2015, and filed with the SEC.

(6)	Share ownership for Elm Ridge Management, LLC was obtained from a Schedule 13G, dated February 12, 2015, and filed with the SEC.

(7)	Includes the following shares for options and restricted stock exercisable within 60 days of April 15, 2015:

Mr. Geiger	33,292
Mr. Miller	4,613
Ms. Pile	4,613
Ms. Dilsaver	22,500
Ms. Grove	7,500
Mr. Haugh	22,500
Mr. Kaluzny	33,292
All directors and executive officers as a group	128,310

(8)	Does not include Series B Convertible Preferred Shares owned by an affiliate of Mr. Kaluzny. See “Transactions with Sycamore” on page 44.

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PROPOSAL 1	Election of Directors

General Information and Background Regarding Nominees

At the meeting, the stockholders will be asked to elect the following ten (10) directors, nominated by the Board upon the recommendation of our Nominating and Corporate Governance committee:

Ronald R. Beegle	Janet E. Grove
Michael J. Cunningham	John N. Haugh
Evelyn Dilsaver	Karin Hirtler-Garvey
Julian R. Geiger	John D. Howard
Kenneth B. Gilman	David B. Vermylen

Each nominee shall be elected for a term of one year or until such nominee’s successor is elected and qualified.

As previously disclosed, Robert B. Chavez and Stefan L. Kaluzny are not standing for reelection at the Annual Meeting. Pursuant to our bylaws, the Board of Directors has resolved that the size of our Board of Directors shall be fixed, from time to time, by a vote of a majority of the members of the Board of Directors. Our Board has fixed its size at twelve (12). As discussed below, we will have two vacancies on our Board, which may only be filled by the holder of our Series B Convertible Preferred Stock.

The Board seeks independent directors who represent a mix of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions. Candidates shall have substantial experience with one or more publicly traded national or multinational companies or shall have achieved a high level of distinction in their chosen fields. Board membership should reflect diversity in its broadest sense, including persons diverse in geography, gender, and experience. The Board evaluates each individual in the context of the Board as a whole, with the objective of recommending a group of members that can best support the success of our business and represent our stockholder’s interests through the exercise of sound judgment and utilization of their diverse backgrounds, skill sets and experiences.

Series B Designation Rights

Pursuant to Investor Rights Agreement and the Certificate of Designation of our Series B Convertible Preferred Stock (“Series B Convertible Preferred Stock”), Series B Holder Sycamore Partners Management L.L.C. or any of its affiliates (collectively, the “Sycamore Group” and also referred to as the “Series B Holder”) currently has the right to designate up to two directors (each a “Series B Director”) to the Board of Directors. Series B Holder will have the right to designate only one Series B Director at such time as the Sycamore Group beneficially owns a number of shares of common stock (on an as if converted basis, assuming the full conversion of the then-outstanding Series B Preferred Stock) less than 66.67% of the aggregate number of shares of common stock (on an as if converted basis, assuming the full conversion of the Series B Preferred Stock) beneficially owned by the Sycamore Group as of May 23, 2014; and has no designation rights when such ownership falls below 33.33% as of the same date. Under the Certificate of Designation, the holders of the Series B Preferred have the right to vote, separately as a single class to the exclusion of all other classes, for the Series B Directors designated by Series B Holder. The holders of the Series B Preferred Stock have no other voting rights, except those pertaining to voting on certain amendments to the rights and characteristics of the Series B Preferred Stock.

After the 2014 annual meeting, Mr. Stefan Kaluzny and Mr. Julian Geiger were designated by Series B Holder to serve as the Series B Directors and were appointed to the Board by the Board of Directors in accordance with our Bylaws. Mr. Kaluzny is not standing for reelection at the Annual Meeting. In August 2014, Mr. Geiger was elected as our Chief Executive Officer and is nominated for election at the Annual Meeting by the holders of our Common Stock. No Series B directors have been designated for election at the Annual Meeting. Therefore, we will have two vacancies on our Board which may only be filled by the Series B Holder.

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Information Regarding Nominees

Ronald R. Beegle

Director Since 2003
Age 52

Ronald R. Beegle, 52, has served as director since August 2003 and is a founder and operating partner of Goode Partners LLC, a private equity firm focused on investments in small to middle market consumer product, retail, and restaurant companies. Prior to forming Goode Partners, from 2004 through 2005, Mr. Beegle was the Chairman of Credit Suisse Group’s Global Consumer/Retail Investors Unit. Previously, Mr. Beegle had been employed by Gap, Inc. from 1996 until 2003 and had most recently served as Chief Operating Officer of the company’s flagship Gap division. While at Gap, Inc., he also served as Senior Vice President of Operations and Finance of Banana Republic and Executive Vice President and General Manager of Gap, Inc. Direct. He is a member of the Audit and Nominating and Corporate Governance Committees of the Board. Mr. Beegle’s qualifications to serve on the Board include his demonstrated leadership and knowledge of financial, operational and strategic issues facing retail companies gained through his experience in private equity and as the Chief Operating Officer of a major retail company. Mr. Beegle also provides a finance and strategic investment perspective and expertise to the Board.

Michael J. Cunningham

Director Since 2010
Age 57

Michael J. Cunningham, 57, has served as a director since June 2010. Previously, Mr. Cunningham served as President of the Company from December 2010 to March 2013. Prior to that, Mr. Cunningham served as President and Chief Financial Officer from February of 2010, Executive Vice President and Chief Financial Officer from March 2004 to February 2010 and as Senior Vice President and Chief Financial Officer from August 2000 to March 2004. Mr. Cunningham previously served as Chairman and Co-Founder of Compass International Services Corporation from 1997 to 1999. Prior to that, he held various senior executive positions for American Express Company from 1984 to 1997, including Vice President Operations and Vice President Finance. Mr. Cunningham’s qualifications to serve on the Board include his years in leadership roles at Aéropostale, as well as his extensive knowledge of our Company, its history and culture. Mr. Cunningham, a retired Certified Public Accountant, also provides extensive business, financial, accounting and operational expertise. As our former Chief Financial Officer, Mr. Cunningham possesses extensive knowledge of financial reporting rules and regulations, evaluating financial results and generally overseeing the financial reporting process of a public company.

Evelyn Dilsaver

Director Since 2007
Age 60

Evelyn Dilsaver, 60, has served as a director since October 2007. Ms. Dilsaver was appointed Chairman of the Audit Committee of the Board, effective February 1, 2012. Ms. Dilsaver was formerly a member of The Charles Schwab Corporation from December 1991 through September 2007, and held various senior management positions within the organization including Executive Vice President, The Charles Schwab Corporation and President and Chief Executive Officer of Charles Schwab Investment Management. Prior to becoming President and Chief Executive Officer of Charles Schwab Investment Management, from July 2003 to July 2004, Ms. Dilsaver held the position of Senior Vice President, Asset Management Products and Services. Ms. Dilsaver is a Certified Public Accountant. Ms. Dilsaver is also a member of the board of directors and audit committee of the publicly traded company Tempur-Pedic and a member of board of directors of the publicly traded company Health Equity as well as a member of the board of directors of a privately held corporation. In addition to serving as the Chairman of the Audit Committee of the Board, Ms. Dilsaver is also a member of the Nominating and Corporate Governance Committee of the Board. Ms. Dilsaver’s qualifications to serve on the Board include her finance and brokerage expertise at a major brokerage firm, as well as her financial and leadership experience gained in those positions. Through her service on the boards of other public and private companies, Ms. Dilsaver also brings valuable finance, accounting and operational expertise to the Board.

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Julian R. Geiger

Director Since 2014

Age 69

Julian R. Geiger, 69, has served as a director since May 2014 and as our Chief Executive Officer since August 2014. From November 2011 through December 2013, Mr. Geiger served as President and CEO of Crumbs Bake Shops, Inc. (“Crumbs”). He served as our Chairman and Chief Executive Officer from August 1998 to February 2010. Mr. Geiger continued to serve as Chairman of our Board of Directors and as a part-time advisor to the Company until February 2012. Mr. Geiger served as a director of Crumbs Bake Shops, Inc. and Crumbs Holdings LLC from August 2011 to April 2014. From 1996 to 1998, he held the position of President and Chief Executive Officer of Federated Specialty Stores, a division of Federated Department Stores, Inc., which included Aéropostale. Before joining Federated, he was President of the Eagle Eye Kids wholesale and retail divisions of Asian American Partners from 1993 to 1996. Prior to that time, Mr. Geiger held a wide range of merchandising positions from 1975 to 1993 at R.H. Macy & Co., Inc., including President of Merchandising for Macy’s East responsible for Young Men’s, Juniors, Misses Coats and Misses Swimwear. Mr. Geiger’s qualifications to serve on the Board include his many years of leadership experience at Aéropostale, his in-depth knowledge of our Company, its history and the retail industry in general, and more than forty years of service at major retail organizations, including his thirteen years of service as our Chairman and Chief Executive Officer. With his extensive knowledge of the retail industry, Mr. Geiger also provides the Board and our Company with broad expertise in merchandising, strategic planning and operational execution.

Kenneth B. Gilman

Director Since 2014

Age 68

Kenneth B. Gilman, 68, has served as a director since June 2014. Mr. Gilman has served as a director of Kate Spade & Co. since February 2008. Mr. Gilman served as the Chief Executive Officer of Asbury Automotive Group, an automotive retailing and services company, from 2001 to 2007. Previously, from 1976 to 2001, Mr. Gilman was employed in a variety of capacities with L Brands, a specialty apparel retailer, including, most recently, as Chief Executive Officer of Lane Bryant, from 1993 to 2001, as Vice Chairman and Chief Administrative Officer of L Brands, with responsibility for finance, information technology, supply chain management, production, real estate, legal and internal audit, and from 1987 to 1993, Executive Vice President and Chief Financial Officer of L Brands. Mr. Gilman was elected to the board of directors of L Brands in 1990. Mr. Gilman also served as a director of Internet Brands from 2002 through 2010 and as a director of Zale Corporation from 2010 through February 2013. Mr. Gilman is a member of the Audit Committee of the Board. Mr. Gilman’s experience as a Chief Executive Officer, Chief Administrative Officer, Chief Financial Officer and a member of the board of directors of other retail companies provides the Board of Directors with valuable insight into the retail industry, strategy and business development, finance and operations, as well as the board practices of other major retail corporations.

Janet E. Grove

Director Since 2012

Age 64

Janet E. Grove, 64, has served as a director since February 2012. Ms. Grove most recently served as Vice Chairman of Macy’s, Inc from February 2003 until her retirement in June 2011 and also served as Chairman and Chief Executive Officer of Macy’s Merchandising Group, Inc. from 1999 until her retirement in 2011. Prior to those positions, Ms. Grove held various senior management positions for Macy’s, Inc., including Division Vice Chairman, Merchandising Private Brand and Product Development. She was previously a member of the board of directors of the former publicly traded company Safeway, Inc. Ms. Grove is a member of the Audit Committee of the Board. Ms. Grove’s qualifications to serve on the Board include her many years of leadership experience at Macy’s, as well as her in-depth knowledge of the retail industry, all gained through more than thirty years of service at major retail organizations. With her extensive knowledge of the retail industry, Ms. Grove also provides the Board with broad expertise in merchandising, strategic planning and operational execution.

John N. Haugh

Director Since 2007

Age 52

John N. Haugh, 52, has served as a director since June 2007. Mr. Haugh is currently President of Sun, Luxury and Retail Services for Luxottica Retail North America where he manages Sunglass Hut, Ilori, Optical Shop of Aspen, APEX by Sunglass Hut and several retail services for Luxottica Retail North America, a division of Luxottica Group SpA, the leading optical and sunglass wholesaler and retailer in the world. From March 2009 through July 2011, Mr. Haugh was the President and Chief Merchandising Officer for Build-A-Bear Workshop, Inc. From January 2008 through December 2008, he was employed by Gevity in the confectionery retail business. From January 2004 through December 2007, Mr. Haugh served as President of Mars Retail Group, where he led the retail business operations for this subsidiary of Mars, Incorporated as well as managing licensed properties and various direct to consumer businesses. Prior to this he was Chief Marketing Officer and Senior Vice President Worldwide Development for Payless ShoeSource, Inc. Earlier in his career, Mr. Haugh held marketing, operations and sales roles with Universal Studios, Inc., Carlson Companies, Inc. and General Mills, Inc. He was an Advisory Board Member for Archway Marketing Holdings, Inc. Mr. Haugh is Chairman of the Compensation Committee and a member of the Nominating and Corporate Governance Committee of the Board. Mr. Haugh’s qualifications to serve on the Board include his broad executive experience and brand management expertise gained through the various executive positions he has held throughout his career. Mr. Haugh also provides the Board with expertise in brand building and corporate strategy initiatives.

- 2015 Proxy Statement 12

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Karin Hirtler-Garvey

Director Since 2005

Age 58

Karin Hirtler-Garvey, 58, has served as a director since August 2005. Ms. Hirtler-Garvey was appointed Chairman of our Board of Directors effective February 1, 2012. From May 2009 through November 2011, Ms. Hirtler-Garvey was the Chief Risk Executive for Ally Financial Inc. Previously, Ms. Hirtler-Garvey was a principal in a start-up real estate development venture based in New Jersey. Prior to that, Ms. Hirtler-Garvey was Chief Operating Officer, Global Markets for Bank of America (formerly NationsBank). Ms. Hirtler-Garvey joined Bank of America in September 1995 and held various senior management positions within the organization until March 2005. Prior to becoming Chief Operating Officer, Global Markets, from April to October 2004, Ms. Hirtler-Garvey held the position of President of Trust and Credit Banking Products. From June 2001 to March 2004, Ms. Hirtler-Garvey held the position of Chief Financial Officer/Chief Operating Officer for the Wealth and Investment Management division. Ms. Hirtler-Garvey is a Certified Public Accountant. Ms. Hirtler-Garvey is also a member of the board of directors of the publicly traded company Medley Capital Corporation, as well as a director of three privately held corporations, USAA Federal Savings Bank, Victory Capital Management, Inc. and Western World Insurance Company. Ms. Hirtler-Garvey’s qualifications to serve on the Board include extensive financial accounting knowledge that is critical to our Board. As a former Chief Financial Officer and Chief Operating Officer at global banking organizations, Ms. Hirtler-Garvey has extensive knowledge of financial reporting rules and regulations, evaluating financial results and generally overseeing the financial reporting process of a public company. Ms. Hirtler-Garvey also provides the Board with extensive experience in the area of risk awareness and risk mitigation.

John D. Howard

Director Since 1998

Age 62

John D. Howard, 62, has served as a director since August 1998. Mr. Howard is currently the Chief Executive Officer of Irving Place Capital, a middle market private equity firm. Previously from 1997 through June of 2008, Mr. Howard served as a Senior Managing Director of Bear, Stearns & Co. Inc. and was the Chief Executive Officer of Bear Stearns Merchant Banking LLC, an affiliate of Bear, Stearns & Co. Inc. Mr. Howard had been the head of the merchant banking department of Bear, Stearns & Co. Inc. since its inception in 1997. Mr. Howard is also a member of the board of directors of the publicly traded company New York & Company, Inc., as well as a director of several privately held corporations. Mr. Howard’s qualifications to serve on the Board include his entrepreneurial and merchant banking experience as well as his expertise in financial and business related matters gained through his years in the merchant banking industry. In addition, through his years of service on the boards of public and private companies, including other apparel retailers, Mr. Howard is able to provide diverse and valuable financial, strategic and operational expertise to the Board.

David B. Vermylen

Director Since 2003

Age 64

David B. Vermylen, 64, has served as a director since May 2003. Mr. Vermylen is Senior Advisor – Member of the Board of Directors for TreeHouse Foods, a food manufacturer servicing primarily the retail grocery and food service distribution channels. From January 2005 through July 2011, he served as President and Chief Operating Officer of TreeHouse Foods, as well as a member of its Board of Directors. Previously, Mr. Vermylen had been employed by Keebler Company from 1996 until 2002 and had served as its Chief Executive Officer and President from 2001. Mr. Vermylen is Chairman of the Nominating and Corporate Governance Committee, as well as a member of the Compensation Committee of the Board. Mr. Vermylen’s qualifications to serve on the Board include his demonstrated leadership qualities and knowledge of operational and strategic issues gained through his years of experience as a Chief Operating Officer of a public company. Mr. Vermylen provides the Board a diverse background of experiences as well as his corporate governance acumen.

Each of the directors listed above has agreed to serve, if elected, and management has no reason to believe that they will be unavailable to serve. In the event that any of the nominees is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the election of each of the directors listed above. The proxies solicited by this Proxy Statement cannot be voted for a greater number of persons than the number of nominees named.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE.

- 2015 Proxy Statement 13

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CORPORATE GOVERNANCE

During the fiscal year ended January 31, 2015 (“fiscal 2014”), our Board of Directors met formally seven (7) times. The Board has a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. Our Board and Committees also met, as necessary, on an informal basis numerous times throughout the year. During fiscal 2014, each of the Company’s incumbent directors participated in at least 75%, in the aggregate, of all Board meetings and Board Committee meetings, in which such director is or was a member.

Corporate Governance Highlights

Our Board of Directors recognizes that our corporate governance practices must continually evolve to appropriately balance the interests of the Board of Directors, our stockholders and management. To do so, we have adopted many leading corporate governance practices, including:

Independence	Currently, 75% of our directors are independent. Each of our committees exclusively consists of independent directors.
Annual Election of Directors	All directors are elected annually, which reinforces their accountability to stockholders.
Majority Voting Standard for Director Elections	Starting immediately after the 2014 Annual Meeting of Stockholders, we revised our Bylaws to establish a majority voting standard for uncontested director elections.
Director Resignation Policy	An incumbent director who is not re-elected must promptly offer to resign.
Diversity of Relevant Experiences	The composition of our Board of Directors represents broad perspectives, experiences, and knowledge relevant to our business while maintaining a balanced approach to gender and ethnic diversity. We have three women on our Board of Directors, including our Chairman.
Independent Chairman	The roles of Chairman and CEO are separate and our Chairman is an independent director.
Annual Self-Evaluation of Board of Directors	Our Board conducts an annual self-evaluation.
Significant Stock Ownership Guidelines for Named Executive Officers and Board Members	Since 2011, the Company has required the CEO, Executive Vice Presidents and Board Members to maintain certain levels of stock ownership as specified by the guidelines.
Clawback Policy	We have adopted a clawback policy applicable to members of senior management.
No Hedging or Pledging	We have adopted policies prohibiting hedging or pledging of our securities.
No Poison Pill	We do not have a poison pill.

Composition of our Committees

As mentioned above, the committees of our Board of Directors are exclusively comprised of independent directors. Our current committees are structured as follows:

	Audit Committee	Compensation Committee	Nominating and Corporate Governance
Karin Hirtler-Garvey
Ronald R. Beegle
Robert B. Chavez
Evelyn Dilsaver
Kenneth B. Gilman
Janet E. Grove
John N. Haugh
David B. Vermylen

Chairman	Member	Chairman of the Board

- 2015 Proxy Statement 14

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Leadership Structure

We currently separate the roles of our Chief Executive Officer and our independent Chairman. As specified in our Bylaws, our Chief Executive Officer is responsible for the general management, oversight, supervision and control of the business and affairs of our Company, and ensuring that all orders and resolutions of the Board are carried into effect. Our Chairman, on the other hand, is charged with presiding over all meetings of the Board and our stockholders, and providing advice and counsel to our Chief Executive Officer and our Company’s other executive officers regarding our business and operations. In connection with the Board’s annual self-evaluation process, as required by our Corporate Governance Guidelines, the Board evaluates its organization and processes to ensure that the Board is functioning effectively. Currently, we believe that separating the positions of Chief Executive Officer and Chairman is the most appropriate and effective leadership structure for our Company and our stockholders.

The Board’s Role in Risk Oversight

The Audit Committee reviews and discusses with management the Company’s processes and policies with respect to risk assessment and risk management, including the Company’s enterprise-wide risk management program. In addition, the Company’s risk oversight process involves the entire Board receiving information from executive management on a variety of matters, including operations, legal, regulatory, finance and strategy, as well as information regarding any material risks associated with each matter. The full Board (or the appropriate Board committee, if the Board has delegated to a committee responsibility for the oversight of the matter) receives this information through updates from the appropriate members of executive management to enable it to understand and monitor the Company’s risk management practices. When a Board committee receives an update, the chairman of the relevant Board committee reports on the discussion to the full Board during the Board committee reports portion of the next full Board meeting. This enables the Board and the Board committees to coordinate the risk oversight role.

Director Independence

The Board has determined that each of Mr. Beegle, Mr. Chavez, Ms. Dilsaver, Mr. Gilman, Ms. Grove, Ms. Hirtler-Garvey, Mr. Haugh, Mr. Howard and Mr. Vermylen have no material relationship with the Company other than in his or her capacity as a director of the Company and that each is “independent” in accordance with applicable NYSE standards. Following the Annual Meeting of stockholders, if all director nominees are elected to serve as our directors, independent directors will constitute more than two-thirds of our Board. Mr. Geiger is an executive officer of the Company, and Mr. Cunningham is a former executive of the Company. Therefore, Mr. Geiger and Mr. Cunningham are not “independent” in accordance with applicable NYSE standards. As a result of Mr. Kaluzny’s position with Sycamore Partners and his position with MGF Sourcing (Mast), a large merchandise vendor of the Company, Mr. Kaluzny is not “independent” in accordance with applicable NYSE standards.

In making these determinations, the Board took into account all factors and circumstances that it considered relevant, including, where applicable, the existence of any employment relationship between the director (or nominee) or a member of the director’s (or nominee’s) immediate family and the Company; whether within the past three years the director (or nominee) has served as an executive officer of the Company; whether the director (or nominee) or a member of the director’s (or nominee’s) immediate family has received, during any twelve-month period within the last three years, direct compensation (other than director fees) from the Company in excess of $120,000; whether the director (or nominee) or a member of the director’s (or nominee’s) immediate family has been, within the last three years, a partner or an employee of the Company’s internal or external auditors; and whether the director (or nominee) or a member of the director’s (or nominee’s) immediate family is employed by an entity that is engaged in business dealings with the Company. The Board has not adopted categorical standards with respect to director independence. The Board believes that it is more appropriate to make independence determinations on a case by case basis in light of all relevant factors.

Non-Employee Director Compensation

The Chairman of the Board receives an annual retainer of $125,000. Each non-employee director receives a base retainer of $50,000. Additionally, members of the Audit, Compensation, and Nominating and Corporate Governance committees receive annual retainers of $20,000, $10,000, and $7,500, respectively. Chairmen of those committees receive an additional premium of $10,000, $5,000, and $2,500, respectively above their committee retainers. All non-employee directors receive an annual grant of restricted stock equal to the value of $105,000; whereas the Chairman of the Board received an annual grant of restricted stock equal to $130,000. New directors receive a one-time grant of 10,000 stock options and a restricted stock grant equal to $105,000. Restricted stock grants vest 100% after one year. Stock Option grants vest ratably over a four year period. All directors are reimbursed for travel expenses relating to attending Board, Committee or Company business meetings. Directors who are employees of the Company do not receive separate compensation for serving as directors.

- 2015 Proxy Statement 15

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Fiscal 2014 Director Compensation

The following table sets forth compensation earned by the individuals who served as non-employee directors of the Company during fiscal 2014.

	Fees Earned or		Option	All Other
	Paid in Cash	Stock Awards	Awards	Compensation	Total
Name	($)	($)(1)	($)(1)	($)(2)	($)
Mr. Beegle	77,500	105,000	—	—	182,500
Mr. Chavez	67,500	105,000	—	—	172,500
Mr. Cunningham	—	—	—	288,462	288,462
Ms. Dilsaver	87,500	105,000	—	—	192,500
Mr. Geiger(3)	10,780	105,000	14,700	—	130,480
Mr. Gilman	47,500	105,000	14,600	—	167,100
Ms. Grove	70,000	105,000	—	—	175,000
Mr. Haugh	72,500	105,000	—	—	177,500
Ms. Hirtler-Garvey	125,000	130,000	—	—	255,000
Mr. Howard	50,000	105,000	—	—	155,000
Mr. Kaluzny	41,758	105,000	14,700	—	161,458
Mr. Rubinfeld(4)	15,000	105,000	—	—	120,000
Mr. Vermylen	80,000	105,000	—	—	185,000

(1)	Represents aggregate grant date fair value calculated in accordance with FASB ASC Topic 718 – Compensation – Stock Compensation (“FASB Topic 718”). Awards were granted under the Aéropostale Second Amended and Restated 2002 Long-Term Incentive Plan other than Mr. Gilman whose stock awards were granted under the Aéropostale 2014 Omnibus Incentive Plan.
(2)	Represents advisory fees paid to Mr. Cunningham in connection with an advisory agreement between the Company and Mr. Cunningham which was terminated in March 2015.
(3)	Mr. Geiger received these fees and awards as a designated Series B director, prior to his appointment as CEO on August 18, 2014.
(4)	Mr. Rubinfeld resigned from the Board on May 23, 2014 and the stock award grant, which did not vest prior to Mr. Rubinfeld’s resignation, was canceled.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information relating to outstanding awards held by our non-employee directors as of the fiscal year ended January 31, 2015.

	Option Awards					Stock Awards
	Number of	Number of
	Securities	Securities						Market Value
	Underlying	Underlying				Number of Shares		of Shares or
	Unexercised	Unexercised		Option		or Units of Stock		Units of Stock
	Options	Options		Exercise		That Have Not		That Have Not
	(#)	(#)		Price	Option	Vested		Vested
Name	(Exercisable)	(Unexercisable)		($)	Expiration Date	(#)		($)(7)
Mr. Beegle	—	—		—	—	21,043	(4)	51,345
Mr. Chavez	—	—		—	—	21,043	(4)	51,345
Mr. Cunningham	—	—		—	—	—		—
Ms. Dilsaver	22,500	—		13.78	10/18/2015	21,043	(4)	51,345
Mr. Gilman	—	10,000	(1)	3.33	7/8/2022	31,532	(5)	76,938
Ms. Grove	5,000	5,000	(2)	16.77	2/1/2020	21,043	(4)	51,345
Mr. Haugh	22,500	—		18.71	6/20/2015	21,043	(4)	51,345
Ms. Hirtler-Garvey	—	—		—	—	26,053	(4)	63,569
Mr. Howard	—	—		—	—	21,043	(4)	51,345

- 2015 Proxy Statement 16

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	Option Awards					Stock Awards
	Number of	Number of
	Securities	Securities						Market Value
	Underlying	Underlying				Number of Shares		of Shares or
	Unexercised	Unexercised		Option		or Units of Stock		Units of Stock
	Options	Options		Exercise		That Have Not		That Have Not
	(#)	(#)		Price	Option	Vested		Vested
Name	(Exercisable)	(Unexercisable)		($)	Expiration Date	(#)		($)(7)
Mr. Kaluzny	—	10,000	(3)	3.41	5/23/2022	30,792	(6)	75,132
Mr. Rubinfeld	—	—		—	—	—		—
Mr. Vermylen	—	—		—	—	21,043	(4)	51,345

(1)	Options will vest 1/4 on July 8, 2015, 1/4 on July 8, 2016, 1/4 on July 8, 2017 and 1/4 on July 8, 2018.
(2)	Options will vest 1/2 on February 1, 2015 and 1/2 on February 1, 2016.
(3)	Options will vest 1/4 on May 23, 2015, 1/4 on May 23, 2016, 1/4 on May 23, 2017 and 1/4 on May 23, 2018.
(4)	Shares vested March 28, 2015.
(5)	Shares will vest July 8, 2015.
(6)	Shares will vest May 23, 2015.
(7)	Market value based on the closing price of $2.44 on the last trading day of fiscal 2014 (January 30, 2015).

Code of Ethics

Our Code of Business Conduct and Ethics is applicable to all our officers, directors and employees, including the principal executive officer, the principal financial officer and the principal accounting officer. The Code is available on the Investor Relations portion of our website (www.aeropostale.com). We intend to post amendments to or waivers from the Code, if any, (to the extent applicable to our chief executive officer, principal financial officer or principal accounting officer or Directors) on our website.

Board Communication with Stockholders

The Board provides a process for interested parties to send communications to the full Board, the independent members of the Board and the members of the Audit Committee. Any director may be contacted by writing to him or her, c/o General Counsel and Secretary, Aéropostale, Inc., 112 West 34th Street, New York, New York 10120 or by e-mail at investorrelations@aeropostale.com to the attention of the General Counsel. Communications that are not related to a director’s duties and responsibilities as a Board member, an independent director or an Audit Committee member may be excluded by the Office of the General Counsel, including, without limitation, solicitations and advertisements, junk mail; product-related communications, job referral materials such as resumes; surveys, and any other material that is determined to be illegal or otherwise inappropriate. The directors to whom such information is addressed are informed that the information has been received and that it will be made available to such directors upon request. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such correspondence. Concerns, if any, relating to accounting, internal controls or auditing matters will be brought immediately to the attention of the Company’s Chief Financial Officer and/or General Counsel and handled in accordance with procedures established by the Audit Committee with respect to such matters.

See below under our Compensation Discussion and Analysis for a summary of the Company’s stockholder outreach efforts.

Copies of the Company’s Code of Conduct, Corporate Governance Materials and Committee Charters

The Company’s code of conduct, corporate governance materials, as well as the charters of the Audit Committee, Compensation Committee and Nominating and Governance Committee of the Board of Directors, are all available on the Company’s website at www.aeropostale.com. Stockholders may also request a printed copy of any of those materials, free of charge by writing to the following: General Counsel and Secretary, Aéropostale, Inc., 112 West 34th Street, New York, New York 10120.

- 2015 Proxy Statement 17

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Committees of the Board of Directors

Audit Committee

The Board of Directors maintains an Audit Committee, currently consisting of the following Board members, Ms. Dilsaver (Chairman), Mr. Beegle, Mr. Gilman and Ms. Grove. The Board has determined that Ms. Dilsaver, Mr. Beegle, Mr. Gilman and Ms. Grove are all qualified as financial experts within the meaning of the SEC regulations. The Board has also determined that each member of the Audit Committee possesses the accounting and financial management expertise, within the meaning of the standards of the New York Stock Exchange, to be considered “financially literate”. All members of our Audit Committee have been determined to be independent by our Board of Directors, as that term is defined by SEC regulations relating to audit committee independence, the listing standards of New York Stock Exchange and the Company’s Corporate Governance Guidelines.

The Audit Committee of the Board is instrumental in the Board’s fulfillment of its oversight responsibilities relating to (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with regulatory requirements, (iii) the qualifications, independence and performance of the Company’s independent auditors and (iv) the performance of the Company’s internal audit function. The Audit Committee meets with management and the Company’s independent registered public accounting firm. The Audit Committee met five (5) times during fiscal 2014 and also met informally, either in person or by phone, on a number of other occasions during fiscal 2014. The Committee schedules its meetings to ensure that it devotes appropriate attention to all of its tasks. The Committee’s meetings include, whenever appropriate, executive sessions with the Company’s independent registered public accounting firm without the presence of the Company’s management.

In connection with the New York Stock Exchange requirements, the Audit Committee maintains a charter, which was last updated in June 2014. The full text of the Committee’s charter is available on the Investor Relations portion of our website at www.aeropostale.com.

In carrying out these responsibilities, the Audit Committee, among other things, appoints, and monitors the performance of the independent registered public accounting firm; oversees and reviews accounting policies and practices and internal controls; oversees and monitors the Company’s financial statements and audits; oversees matters relating to communications with the independent registered public accounting firm and management; reviews the annual report to be included with the Company’s proxy statement; and oversees, to the extent it deems necessary, matters related to related party transactions, if any.

Compensation Committee

The Board of Directors also has a Compensation Committee, currently consisting of Mr. Haugh (Chairman), Mr. Chavez and Mr. Vermylen. The Compensation Committee of the Board (i) oversees the Company’s compensation and benefits philosophy and policies generally, (ii) evaluates the performance of our chief executive officer and oversees and sets compensation for our chief executive officer, (iii) oversees the evaluation process and compensation structure for other members of the Company’s senior management and (iv) fulfills the other responsibilities set forth in its charter. The Compensation Committee met formally four (4) times during fiscal 2014 and also met informally, either in person or by phone, on a number of other occasions during fiscal 2014. Compensation Committee members are appointed by our Board and meet the independence and other requirements of the New York Stock Exchange and other applicable laws and regulations.

Compensation Committee members are selected based on their knowledge and experience in compensation matters from their professional roles. The Compensation Committee’s charter was last amended in early 2014 and is available on the Company’s website at www.aeropostale.com. The Compensation Discussion and Analysis can be found beginning on page 22 of this Proxy Statement and the Compensation Committee’s Report can be found on page 41 of this Proxy Statement. The CEO recommends compensation for the Named Executive Officers (other than for himself), and the Compensation Committee evaluates and approves the recommendations with benchmarking and discussion with the external compensation consultants. Compensation for the CEO is evaluated by the Compensation Committee with support from the external compensation consultants and presented to the full Board for approval.

Nominating and Corporate Governance Committee

The Board of Directors also has a Nominating and Corporate Governance Committee currently consisting of Mr. Vermylen (Chairman), Mr. Beegle, Mr. Chavez, Ms. Dilsaver and Mr. Haugh. The Nominating and Corporate Governance Committee of the Board identifies and recommends to the Board candidates who are qualified to serve on the Board and its committees. The Nominating and Corporate Governance Committee considers and reviews the qualifications of any individual nominated for election to the Board by stockholders. It also proposes a slate of candidates for election as directors at each Annual Meeting of stockholders. The Nominating and Corporate Governance Committee also develops and recommends to the Board, and reviews from time to time, a director compensation program, as well as establishes corporate governance principles for the Company, while also overseeing

- 2015 Proxy Statement 18

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compliance with those governance principles. The Board has determined that each of the Nominating and Corporate Governance members is “independent” in accordance with applicable NYSE standards.

The Nominating and Corporate Governance Committee will consider candidates for Board membership suggested by its members, other Board members, management and stockholders, in all cases applying similar criteria. Stockholders who wish to submit candidates for Board membership must submit all required information, consistent with the below criteria, in writing to the Chairman of the Nominating and Corporate Governance Committee c/o the General Counsel of the Company at 112 West 34th Street, New York, New York 10120.

The Nominating and Corporate Governance Committee, at the direction of the Chairman, makes an initial determination as to whether to conduct a full evaluation of a prospective candidate. This initial determination is based on whatever information is provided to the Committee with the recommendation of the prospective candidate, as well as the Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the Committee determines, in consultation with the other Board members as appropriate, that additional consideration is warranted, it may request that additional information about the prospective nominee’s background and experience be gathered and a report be prepared for the Committee. The Committee then would evaluate the prospective nominee against the standards and qualifications set out in the Company’s Corporate Governance Guidelines, including, independence, integrity, experience, sound judgment in areas relevant to the Company’s businesses and willingness to commit sufficient time to the Board, all in the context of an assessment of the perceived needs of the Board at that point in time. The Committee will also measure candidates against the criteria it sets, including skills and attributes that reflect the values of the Company. The Nominating and Corporate Governance Committee will also be responsible for reviewing with the Board, on an annual basis, the criteria it believes appropriate for Board membership.

The Committee will also consider such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. Depending on the needs of the Company at the time, the prospective nominees and such other factors as the Committee deems in its business judgment to be relevant, the Committee will take such other steps as are necessary to evaluate the prospective nominee, including, if warranted, one or more of the members of the Committee interviewing the prospective nominee. After completing this evaluation and other steps of the process the Committee would make a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Committee.

The Nominating and Corporate Governance Committee recommended to the Board of Directors that the nominees listed in this Proxy Statement stand for election at our 2015 Annual Meeting. The Nominating and Corporate Governance Committee met formally one (1) time during fiscal 2014 and also met informally, either in person or by phone, on a number of other occasions during fiscal 2014.

Meetings of the Company’s Non-Management Directors

The non-management directors meet at scheduled executive sessions of the Board of Directors and our Chairman presides over those meetings.

- 2015 Proxy Statement 19

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PROPOSAL 2	Advisory Vote to Approve Executive Compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, affords our stockholders the opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers (“NEOs”). At our 2011 Annual Meeting, our Board of Directors recommended, and our stockholders approved, an annual stockholder advisory vote on executive compensation.

Our executive compensation program is designed to focus our NEOs on the achievement of short-term and long-term strategic and operational goals and to align executive compensation and stockholder interests through performance-based and equity-based plans. We believe that our executive compensation program is linked with our financial performance. Stockholders are urged to read the Compensation Discussion and Analysis, which discusses in detail how our compensation policies and procedures support our compensation philosophy.

While we understand our performance has not been at satisfactory levels for us or our stockholders, we believe we have appropriately linked our executives’ compensation with the Company’s performance and aligned the executives’ interests with yours as our stockholders. Please note the following for 2014:

•	A significant reduction in pay realized – Consistent with financial results, our leadership team did not realize substantial portions of their pay in 2014, resulting in:

	o	No base salary increases

	o	No cash bonus paid for third year in a row

	o	Forfeiture of two tranches of performance-based equity awards

•	A new CEO – We appointed a new Chief Executive Officer in August 2014 with a new pay structure designed specifically to reward significant and sustained creation of value.

•	Changes to our management team – We appointed a new Chief Financial Officer, and promoted and expanded the scope of responsibility for our continuing NEOs in February 2015 to support our transformation.

•	Enhanced stockholder outreach – We initiated a robust dialogue with stockholders to understand your views and receive your input regarding our executive compensation philosophy and practices.

As described in detail under the Compensation Discussion and Analysis below, we considered the low level of support for our executive compensation program at our 2014 annual meeting and we listened to our stockholders and worked to implement significant changes to our executive compensation program. We commissioned an independent survey during the third quarter of 2014 focused on better understanding your views regarding our executive compensation program. We followed up this study with direct conversations with stockholders representing approximately 54% of shares outstanding as of September 30, 2014, including many of our largest stockholders. Through this process we have identified several opportunities to improve the clarity of our communication with our stockholders relating to our executive compensation program, further refine our compensation program to better align with stockholder interests, and continue an ongoing and productive dialogue with our stockholders. In response to the concerns of our stockholders we have made significant changes to our compensation program.

In 2014, we made the following decisions reflecting our pay for performance philosophy:

Adopted a three-year performance period for our performance share awards with no annual components to focus on long-term results

Based the three-year performance share award metrics solely on relative total stockholder return compared to the S&P Retail Select Index

Limited the compensation of our new CEO to base salary, stock option awards and a three-year special incentive plan with no payout earned unless specific stock price (and corresponding Company market capitalization) are increased and sustained during the third year of the contract period

Provided opportunity for annual bonus for our former CEO only in the event of positive net operating income

Targeted retention and stability of our key leadership during our business turnaround and leadership transition by providing one-year vesting restricted stock units, with opportunity for annual cash incentive for the NEOs (other than our CEO) only if operating income improved versus 2013 by 20% or more

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In 2015, we made the following additional improvements reflecting our conversations with stockholders and pay for performance philosophy:

Held all base salaries for NEOs at 2014 levels, excluding promotions

Changed annual incentive plan measure from operating income to EBITDA

Shifted to a three-year cumulative EBITDA performance metric for performance share awards, with a modifier based on relative total stockholder return for the 2015-2017 award cycle

Shifted the blend of equity for senior executive team from equal values time-based and performance-based to at least two-thirds performance shares and no more than one-third time-vested restricted stock units

Adopted a Clawback Policy

Adopted an Anti-Hedging and Anti-Pledging Policy

For further details on our stockholder engagement program and actions that we have taken and will take to address the concerns of our stockholders see page 24 of the Compensation Discussion and Analysis below.

Stockholders are encouraged to read the Compensation Discussion and Analysis section of this Proxy Statement for a more detailed discussion of how our compensation program reflects our overarching compensation philosophy. We are asking our stockholders to indicate their support for our Named Executive Officer compensation as described in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs. Accordingly, we will ask our stockholders to vote “FOR” the following resolution:

“RESOLVED, that the stockholders of Aéropostale, Inc. approve, on an advisory basis, the compensation of the Company’s NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative disclosures set forth in the Proxy Statement for the 2015 Annual Meeting.”

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

- 2015 Proxy Statement 21

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COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

To directly respond to our challenged business results and stockholders’ input regarding our executive compensation program, we have taken decisive actions and made changes to our leadership, business plan, and executive compensation program. These changes include:

Appointed new CEO – one who knows our Company, its history, and is committed to its success

Added new leadership and expanded the responsibilities for the continuing NEOs – to support our business improvement goals with the right leadership

Increased percentage of performance-based compensation

Tied more compensation to longer-term objectives

Continued to tie pay to significant improvements in the business and challenging performance goals

Increased stockholder engagement efforts, with specific emphasis on executive compensation

Enhanced executive compensation disclosure

Adopted Clawback Policy

Adopted Anti-Hedging/Anti-Pledging Policy for 2015

Stockholder Outreach

After receiving a low level of support from our stockholders on our executive compensation program at our 2014 annual meeting, we enhanced our engagement efforts in order to identify and address concerns regarding our executive pay practices in more detail. In response, in 2014 and early 2015, we:

Conducted robust and comprehensive stockholder outreach to specifically address executive compensation and to ensure that the valuable feedback from our stockholders is reflected in our executive compensation program.

Utilized multiple modes of communication, including an online survey in which we welcomed stockholders, several analysts and other stakeholders to participate.

Engaged in individual conversations with our largest stockholders led by our Compensation Committee Chair. During these individual conversations, we gathered feedback from approximately 54% of our stockholders as measured by their holdings as of September 30, 2014, all of whom were also stockholders of record and entitled to vote at the 2014 Annual Meeting.

Our key learnings from our outreach were:

Need for clearer disclosure of rationale for CEO pay and for the selection of performance metrics in our incentive plans

Concern that executive pay delivered should be clearly aligned to performance, and that given our recent financial performance, realized pay should reflect falling short of Company goals

Strong and varied points of view on specific performance metrics, performance periods and award vehicles, with consistent theme that these elements should balance retention and opportunity with alignment to performance

Preference for more performance-based compensation relative to fixed compensation

Need to incorporate appropriate return measures with operational goals

Desire to see compensation designed to reward building high-quality and sustainable financial performance

The Board and senior management remain committed to maintaining strong, ongoing communication with our stockholders, not only in response to our 2014 advisory vote but as part of our continuing commitment to stay aware of your concerns, questions and points of view. See “2014 – 2015 Stockholder Outreach Campaign” on page 24 for further details on our outreach efforts.

Performance and Pay Highlights

Fiscal year 2014 continued to be a challenging year for our business. While we fell short of our goal to reduce our net loss, we made fundamental changes to our leadership team and operating structure, and made progress on key financial and operational initiatives. We believe this progress sets the stage for improvement in our results. Although significant and sustained improvement will take time to realize fully, we continue to advance our strategies.

The focus of our executive pay programs is to deliver rewards when business goals are achieved, and therefore our NEOs did not realize substantial portions of their pay in 2014. For 2014 the compensation that our current CEO could actually realize was only 18% of his compensation as reported in the Summary Compensation Table on page 34, and for the other NEOs, was on average 57% of their targeted pay opportunity for 2014.

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Our 2014 pay-for-performance programs appropriately reflected our financial outcomes, as highlighted below:

Key Program Changes for 2014
•	Three-year performance period adopted for our 2014-2016 performance share cycle with no annual components to focus on long-term results.

•	2014-2016 three-year performance share awards based solely on relative total stockholder return compared to the S&P Retail Select Index.

•	Compensation for our new CEO limited to base salary, stock option grants awarded in August 2014 and March 2015 pursuant to employment contract, and a three-year special incentive plan with no payout earned unless specific stock price increase (and corresponding Company market capitalization) is achieved and sustained during the third year of the contract period. Perquisites as available to other senior executives.

•	Any annual bonus for our former CEO would have been paid only in the event of positive net operating income.

•	To help retain our key leadership and maintain stability through business and leadership transition, we provided one-year vesting restricted stock units in lieu of threshold cash bonus opportunity (tying realized value to stock price), with opportunity for additional annual incentive up to a total of target amount based on improvement in Operating Income versus 2013 of 20% or greater.
How We Performed	How We Paid

•  A reduction in net sales to $1.839 billion from $2.091 billion last year.

•  An 11% comparable sales decrease.

•  Net loss of $206.5 million, compared to $141.8 million last year. (The net loss for fiscal 2014 included certain costs for initiatives including the exit of the P.S. from Aéropostale mall-based business, the closing of under-performing Aéropostale stores, and other cost-cutting initiatives.)

•  Loss per diluted share of $2.62 compared to $1.81 last year.

•  Cash and cash equivalents of $151.8 million as of January 31, 2015.

•  9% reduction in store inventory per retail square foot.

  Current CEO contractually excluded from annual incentive opportunity to focus on longer-term success.

  No value for 2012, 2013 and 2014 performance-based equity grants realized by former CEO.

  No base salary increase for our NEOs in 2014.

  No cash payout of annual incentives for our NEOs based on our pro forma operating loss improvement of 15% not exceeding the 20% improvement threshold set.

  No payout of the 2012-2014 performance share cycle for any participants based on performance.

  Forfeiture on the second tranche of the 2013-2015 performance share cycle based on performance.

  Delivered restricted stock units valued at threshold level of bonus to support key leader retention.

In conclusion, we believe we have made significant changes in response to stockholder feedback and recommend you vote “FOR” Proposal 2.

Executive Compensation Philosophy and Core Principles

Our compensation philosophy is to align our executive compensation programs and practices with the Company’s near term and future performance. It is also intended to provide the incentives and rewards needed to attract, retain and engage key leadership talent based on our core principles:

Core Principle	How We Execute on this Principle
Pay for Performance	•	Deliver the majority of target total compensation for our CEO and at least 50% of target total compensation for the NEOs in the form of incentive compensation, including equity-based awards that directly link compensation with increases in stockholder value
	•	Align pay actions to performance outcomes; in 2014, for example, executives received no salary increase, no cash bonus and realized no value from performance shares
	•	Evaluate executive pay relative to performance against pre-established Company goals through our annual incentive plan and performance share plan
Pay Competitively	•	Provide a total compensation program designed to retain high caliber performers and attract superior leaders to the Company
	•	Regularly review the pay levels and pay practices of our peer group and ensure the peer group appropriately reflects the market for executive talent
	•	Consider depth and scope of accountability, complexity of responsibility and performance, both individually and as a team
Pay Equitably	•	Apply generally consistent guidelines for all executive compensation programs
	•	Provide very limited executive-only benefits and perquisites

- 2015 Proxy Statement 23

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Leadership Changes

In August, 2014 our Board of Directors and Thomas P. Johnson, mutually agreed that Mr. Johnson would step down from his role as Chief Executive Officer and as a director of the Company. Julian Geiger then rejoined the Company in the role of Chief Executive Officer. The Board believes Mr. Geiger’s deep experience and expertise in the industry, previous service as CEO of the Company and passion for the Aéropostale brand make him uniquely qualified to lead the organization through necessary transformation.

Under Mr. Geiger’s leadership we continue to evaluate the structure of our senior leadership team and make changes that will support our turnaround. In February 2015, the Company:

•	Promoted Marc Miller to EVP, Chief Operating Officer;

•	Hired David Dick as SVP, Chief Financial Officer; and

•	Expanded Emilia Fabricant’s role to include President of our GoJane business.

CEO Compensation

Our Current CEO

The Board and Mr. Geiger believe that through the strong Company brand and Mr. Geiger’s leadership over the coming years, the Company will succeed in its turnaround. To that end, Mr. Geiger’s employment agreement entered into in connection with the commencement of his service as our CEO in August 2014 is highly performance-based. Outside of base salary, Mr. Geiger will not realize any additional compensation without the creation of substantial value for our stockholders.

CURRENT CEO TARGET PAY MIX 2014 - 2017

Mr. Geiger’s employment agreement does not provide for any additional incentive compensation opportunity for Mr. Geiger during the three-year term of the contract. If Mr. Geiger achieves payout under his special three-year incentive at the minimum target set, his pay mix over the three-year period is 5% base salary, 50% in stock options (projected based on achievement of the Threshold stock price in 2017) and 45% in the special incentive.

Our Former CEO

The Board and Mr. Johnson mutually agreed that he would step down as CEO in August 2014. While Mr. Johnson received severance in accordance with his contract, and had certain time-based equity awards accelerate vesting based on his eligibility for retirement as of his separation from the Company, Mr. Johnson realized only 11% of the equity values reported in the Summary Compensation Table for fiscal years 2012 through 2014, and realized substantially less direct pay than what is reported for fiscal 2014 in the Summary Compensation Table on page 34.

FORMER CEO 2012-2014 REPORTED EQUITY
VALUE vs. REALIZED VALUE

FORMER CEO 2014 REPORTABLE TOTAL COMPENSATION vs. ACTUAL
REALIZED COMPENSATION AND SEVERANCE

2014 – 2015 Stockholder Outreach and Engagement

Based on the low level of support for our advisory vote on executive compensation at our annual meeting in 2014, the Company initiated a formal stockholder outreach program in the second half of 2014 and continuing through early 2015. The goal of the outreach program was to make sure that stockholders understood clearly our executive compensation program and for us to understand and receive constructive feedback from stockholders about their concerns with our executive compensation program.

We executed our stockholder outreach plan through a dual-pronged approach. First, we engaged a third-party consultant to conduct a confidential survey focused on executive compensation and corporate governance. The survey was conducted online and

- 2015 Proxy Statement 24

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both current and prior stockholders, industry analysts and other stakeholders were invited to participate.

We followed the survey with individual discussions between our Compensation Committee Chairman, John Haugh, and eight of our top ten stockholders as of September 30, 2014. These eight stockholders represented approximately 54% of our shares outstanding as of September 30, 2014. In addition, we also engaged in similar discussions with a large third-party stockholder advisory services firm utilized by many of our stockholders to gather additional perspective on the executive compensation issues. These discussions were conducted in early 2015 to allow our Compensation Committee to take into consideration stockholder feedback when developing the 2015 executive compensation program and to ensure that the disclosure in the 2015 proxy statement was clear and direct. Also participating on these calls were our SVP General Counsel, VP Investor Relations and VP Compensation and Benefits.

From both the survey and the individual calls, we also learned that our stockholders welcome and appreciate an open dialog. As a result, we are committed to continuing our ongoing communication with stockholders with respect to executive compensation. This feedback has been very helpful as the Compensation Committee evaluates the appropriate financial, operational and strategic measures important for the Company’s success.

Highlights of Key Changes and Continuing Practices for 2015

We have made numerous changes to our compensation program for 2015. The key objectives of our 2015 compensation program are designed to focus on what is critical to our turnaround. Feedback from our stockholder outreach was valuable information as we looked at our 2015 approach for executive pay. The table below specifically highlights the objectives we heard from our stockholders and the actions we took to meet these objectives.

Key 2015 Program Objectives
				Manage cost	Balance
		Drive High-Quality	More	(dollars and shares)	performance
		Sustainable	Performance-	and focus limited	and retention of
Key 2015 Executive Compensation Program Highlights		Results	based Pay	resources	key talent
Base Salary / Fixed Pay
•	All base salaries for NEOs held at 2014 levels, excluding promotion
Annual Incentive
•	Changed annual incentive plan measure from operating income to EBITDA
•	Added a function/department-specific weighting for critical roles below Executive Officers, in areas such as merchandise, design, planning and international
Long-term Incentive
•	Shifted blend of equity for senior executive team to at least two-thirds performance shares and no more than one-third time-vesting restricted stock units
•	Shifted to 3-year cumulative EBITDA performance with a modifier based on relative total stockholder return for 2015
•	Shifted to a fixed number of shares delivery approach versus fixed value for 2015
•	Widened the grant guideline by level
Other
•	Adopted formal Clawback and Anti-Hedging / Anti-Pledging policies for our Executive Officers

Our 2014 NEOs

2014 NEOs

Name	Position	Since
Julian Geiger	Chief Executive Officer	August 2014
Marc D. Miller	Executive Vice President and Chief Operating Officer; formerly Executive Vice President and Chief Financial Officer	February 2015
Emilia A. Fabricant	Executive Vice President	September 2012
Mary Jo Pile	Executive Vice President – Customer Engagement	December 2010
Barbara A. Pinder	Senior Vice President, Planning and Allocations	retired as of February 13, 2015
Thomas P. Johnson	former Chief Executive Officer	separated August 2014

Biographical information for the Company’s executive officers as of April 30, 2015 is provided below. Biographical information for our current CEO, Mr. Geiger, appears in the section of this proxy statement titled “Information Regarding Nominees” on page 11.

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Marc D. Miller

Age 45

Marc D. Miller, 45, was promoted to Executive Vice President and Chief Operating Officer in February 2015. Mr. Miller previously served as Executive Vice President and Chief Financial Officer since March 2012. Mr. Miller held the position of Senior Vice President and Chief Financial Officer from December 2010 to March 2012, Senior Vice President of Strategic Planning, Business Development and E-Commerce from April 2007 to December 2010, Group Vice President of Strategic Planning, Business Development and E-Commerce from April 2006, and Vice President of Strategic Planning and Business Development from February 2005. Prior to joining Aéropostale, Mr. Miller held executive management positions at Footstar, Inc. and Tradeout, Inc.

Emilia A. Fabricant

Age 48

Emilia A. Fabricant, 48, has served as Executive Vice President of Aéropostale since September of 2012. In August 2013, Ms. Fabricant added responsibilities for merchandising and design for P.S. from Aéropostale. Prior to this appointment, Ms. Fabricant held the position of President of Bebe Stores, Inc. Prior to that, she served as President and Chief Merchandising Officer of Charlotte Russe, Inc. Earlier in her career, Ms. Fabricant founded Cadeau Maternity, also serving as its President and Chief Merchandising Officer after the company was acquired by eStyle, Inc. Ms. Fabricant began her merchandising career with Barneys New York Co Op, where she held a number of executive management positions of increasing responsibility, culminating with Senior Vice President, Divisional Merchandise Manager and Outlet Division.

Mary Jo Pile

Age 58

Mary Jo Pile, 58, has served as our Executive Vice President –Customer Engagement since December 2010. Ms. Pile served as our Senior Vice President and Chief Stores Officer since May 2005. From 2001 to 2005, Ms. Pile held the position of Executive Vice President of Stores for Express/Express Men’s. Ms. Pile held the position of Vice-President of Stores for Express and The Limited from 1997 to 2001. From 1995 to 1997, Ms. Pile led the start-up and launch of Victoria’s Secret Beauty stores as Vice President of Stores — Victoria’s Secret Beauty.

David J. Dick

Age 48

David J. Dick, 48, has served as our Senior Vice President, Chief Financial Officer since February 17, 2015. From 2009 to 2014, Mr. Dick served as the Senior Vice President, Chief Financial Officer and Treasurer of dELiA*s, Inc., after serving as Vice President, Controller and Chief Accounting Officer of the retailer from 2008 to 2009. Prior to that, Mr. Dick was the Chief Financial Officer of Charlie Browns Acquisitions Corp., a multi-concept casual dining restaurant operator, from 2006 to 2007. Additionally, Mr. Dick held a number of positions at Linens ‘n Things from 1993 to 2006, including Vice President, Controller and Treasurer. Mr. Dick is a Certified Public Accountant.

Compensation of our Chief Executive Officer

Mr. Geiger was appointed as our CEO on August 18, 2014 and entered into an employment agreement with us. The pay elements of Mr. Geiger’s August 2014 employment agreement were specifically targeted to recognize his unique skills and experience. The Board and Mr. Geiger believe that through the strong Company brand and Mr. Geiger’s leadership over the coming years, the Company will succeed in its turnaround. To that end, Mr. Geiger’s employment agreement entered into in connection with the commencement of his service as our CEO in August 2014 is highly performance-based. Outside of base salary, Mr. Geiger will not realize any additional compensation without the creation of substantial value for our stockholders.

•	Annual cash compensation limited to base salary of $1.5 million, commensurate with his unique skills and experience.

•	Performance-based bonus that is only paid in the event of a 90 consecutive calendar day period during the 3rd year of the term of the agreement where the average closing price per share of the Company’s common stock is $15.93 or higher (“the period”). This goal represents a 392% increase in the stock price from the day Mr. Geiger began service as our CEO. Upon that significant achievement, Mr. Geiger will be entitled to a performance-based cash bonus equal to 2% of the amount by which the Company’s average market capitalization during the period exceeds $255,360,600 (the market capitalization of the Company on the date of Mr. Geiger’s commencement as our CEO).

•	Stock option award to purchase 3,500,000 shares of Common Stock, 2,000,000 of which were granted August 2014 and 1,500,000 of which were granted in March 2015. In selecting the appropriate equity-based long-term incentive for Mr. Geiger, the Compensation Committee determined that stock options were the best award vehicle to provide Mr. Geiger with the appropriate alignment to stockholder interests, opportunity to realize reward based on improvement of the Company’s share price, and incentive to focus on driving and sustaining business performance in the mid and longer-term.

Mr. Geiger’s employment agreement does not provide for any additional incentive-based compensation opportunity during its three-year term.

- 2015 Proxy Statement 26

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Evidence of our Pay for Performance Alignment – Reportable Pay Versus Realizable Pay

We believe there is a clear alignment between what is actually realized by our NEOs in short and long-term incentives and our financial performance. In order to better illustrate that our compensation program effectively results in such alignment, the table below shows our current CEO’s compensation as reported in the Summary Compensation Table for 2014 compared to his actual realizable compensation projected at the end of fiscal 2014.

CEO 2014 REPORTED PAY vs. REALIZABLE PAY AT FISCAL YEAR-END

	2014 Reported Compensation ($000s)				2014 Realizable Compensation ($000s)
Realizable
	Base	Target	Stock		Base	Other	Equity		Compensation
	Salary	Bonus	Options	Total	Salary	Comp	Compensation	Total	as a % of
Named Executive Officer	($)	($)(1)	($)(2)	($)	($)	($)	($)(2)	($)	Reported
Mr. Geiger	$663	N/A	$3,020	$3,683	$663	$5	$0	$668	18%

(1)	Mr. Geiger has a special performance based cash bonus arrangement pursuant to the terms of his contract. If, during any consecutive period of 90 calendar days during the third year of the term of his contract, the average closing price of the Common Stock over the period reaches a target price, Mr. Geiger will be entitled to a payout determined by multiplying the amount, if any, by which the Company’s average market capitalization during the 90 day period exceeds a target amount, by 2%.

(2)	Mr. Geiger was granted 2,000,000 stock options upon his return to the Company in August 2014 pursuant to the terms of his contract; as of fiscal year end, these options are underwater.

Our Former Chief Executive Officer

In May 2013, the Board entered into an employment agreement with Mr. Johnson in which he was awarded special performance-based awards with a grant date fair value of approximately $10.1 million. We understand that the potential value of these awards as disclosed in the 2014 Summary Compensation Table was a significant cause for stockholder concern regarding our 2014 executive compensation program and contributed to the poor voting result on our 2014 advisory vote on executive compensation.

This award was granted as 301,609 performance shares (45% of the total at-grant value) and 892,628 cash settled stock appreciation rights (55% of the total at-grant) in order to maintain the Company’s share reserves. While the awards were reported in the year granted based on their grant date fair value, because of the performance-based nature of this award, Mr. Johnson ultimately did not realize any value from either the performance shares or stock appreciation rights.

Upon his departure in August 2014, Mr. Johnson received the severance amounts and other items pursuant to his employment agreement with the Company and the Company’s early retirement policy that are further detailed in discussion beginning on page 30 of the Compensation Discussion and Analysis below and on page 40 of the Executive Compensation Table.

Our other NEOs

The Committee has established a pay mix for the other NEOs that places emphasis on performance. By following this approach, we strive to effectively balance executive retention with motivating a focus on the business metrics that will produce a high level of Company performance. The tables on page 28 show our NEO’s target opportunity for 2014 compared to the actual realizable compensation projected at the end of fiscal 2014.

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NEO 2014 TARGET PAY vs. REALIZABLE PAY AT FISCAL YEAR-END

	2014 Target Compensation ($000s)					2014 Realizable Compensation ($000s)
				Restricted						Special		Realizable
Named	Base	Target	Performance	Stock		Base	Actual	Performance	Restricted	Equity		Compensation
Executive	Salary	Bonus	Shares	Units	Total	Salary	Bonus	Shares	Stock Units	Grants	Total	as a % of
Officer	($)	($)	($)	($)	($)	($)	($)	($)(2)	($)(2)	($)(1),(2)	($)	Target
Mr. Miller	$500	$375	$200	$200	$1,275	$500	$0	$0	$100	$ 93	$693	54%
Ms. Fabricant	$700	$525	$200	$200	$1,625	$700	$0	$0	$100	$131	$930	57%
Ms. Pile	$565	$424	$200	$200	$1,389	$565	$0	$0	$100	$106	$770	55%
Ms. Pindar	$435	$218	$135	$135	$ 923	$435	$0	$0	$ 67	$ 54	$556	60%
(1)	Special, one-time equity grant valued at Threshold AIP bonus for fiscal 2014 (grant date 4/10/14); value at time of grant was based on grant date ARO stock price of $4.90; realizable value assumes ARO fiscal year end close price on 1/31/15 of $2.44.
(2)	Realizable values for performance shares and restricted stock units assume ARO fiscal year end close price of $2.44 on 1/31/15; Based on relative TSR for the three years beginning fiscal 2014 through fiscal 2016, the 2014-2016 performance share award cycle is currently forecasted to generate 0% payout.

2014 Components of Compensation

Our 2014 compensation is highly aligned to performance, reflecting the actual Company financial and strategic results.

Base Salary

Although we focus our executive compensation program on performance-based pay, base salary is an important component of our pay program. The Compensation Committee annually reviews and adjusts, where appropriate, the base salaries of the Company’s executive officers. In determining the appropriate level of base salary compensation, the Compensation Committee considers a number of factors including:

•	Job responsibilities
•	Individual contributions
•	Experience within and outside the Company
•	Competitive market information

Annual Incentive Plan

Aéropostale’s culture is driven by our strong pay for performance orientation. Annual incentives comprise, on average, close to one-third of target compensation for our NEOs. The Annual Incentive Plan (“AIP”) is designed to motivate and reward employees by aligning a meaningful portion of their total compensation directly with the Company’s short-term financial success. For our executives, we believe that this component of pay encourages accountability for delivering against our financial plan and motivation to drive immediate improvement and build sustainable progress in our operating performance.

In accordance with our pay-for-performance philosophy, for 2014 we did not achieve our pre-established financial goals to improve operating income and therefore did not award any cash payout to our NEOs under the AIP for fiscal 2014. We have not paid out any awards under our AIP for the last three fiscal years.

Target AIP Awards

For the NEOs (other than the CEO), their individual target for the AIP opportunity is expressed as a percentage of base salary. In establishing the target percentage, our Compensation Committee takes into account the role and level of each executive. No

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adjustments have been made to target AIP levels as a percent of base salary for the NEOs since 2012 through the end of fiscal 2014.

For 2014, the NEOs (other than the CEO) had the opportunity to receive a cash AIP payout only if the Company’s reported pro-forma operating loss was improved by 20% or more versus fiscal year 2013, capped at 50% of target AIP. Actual pro forma operating loss improved by 15% in 2014, below the 20% threshold established for payment of cash AIP to the NEOs. The following table shows the target and actual cash payout for the NEOs (other than the CEO) under the AIP for 2014 compared to 2013, which was zero in both years based on performance.

	2014 and 2013	2014 and 2013	2014 AIP	2013 AIP
	Target AIP %	Target AIP $	Earned	Earned
Mr. Miller	75%	$375,000	$0	$0
Ms. Fabricant	75%	$525,000	$0	$0
Ms. Pile	75%	$423,750	$0	$0
Ms. Pindar	50%	$217,500	$0	$0

As discussed above, for 2015 our Compensation Committee has determined that EBITDA will be used as the measure for our AIP. EBITDA reflects the most appropriate interim target as the Company continues its turnaround toward profitability because it approximates the cash generated by our core business.

One-Time RSU Awards

In 2014, the Compensation Committee also awarded one-time, one-year vesting restricted stock units (“RSU”) equivalent to 50% of target AIP to the NEOs (other than the CEO) to promote retention, manage cash expense and focus executives on stabilizing the business. While these were originally delivered as cash-settled based on concerns regarding available plan shares for award prior to stockholder approval of the 2014 Omnibus Incentive Plan, the Compensation Committee settled these awards in stock as it had the option to do under the award agreements.

	2014 One-Year RSU
			Value at vesting on
	# of shares	$ value at grant	April 10, 2015
Mr. Miller	38,265	$187,499	$131,249
Ms. Fabricant	53,571	$262,498	$183,749
Ms. Pile	43,240	$211,876	$148,313
Ms. Pindar(1)	22,194	$108,751	$ 80,564
(1)	Ms. Pindar’s award settled on her retirement from the Company on February 13, 2015.

Long-Term Incentives

Equity awards are an important factor in aligning the long-term financial interests of our equity-eligible employees with the interests of our stockholders and increases the likelihood that we will be able to retain top performers. Long-term incentive awards comprise the vast majority of target total compensation for our CEO and on average over 28% for our other NEOs. Long-term incentive awards are awarded pursuant to the Company’s 2014 Omnibus Incentive Plan, which supersedes and amends and restates our Second Amended and Restated 2002 Long-Term Incentive Plan, as amended, and was approved by stockholders at our 2014 annual meeting.

Similar to prior years, the 2014 long-term awards for our NEOs were delivered 50% in performance shares and 50% in time-based restricted stock units that vest at the end of three years balancing performance and retention objectives.

The table below sets forth the 2014 annual equity award values for the NEOs (other than our CEO) and allocation of equity awards between performance shares and restricted stock units as approved by the Compensation Committee.

	Performance Shares		Three-Year Restricted Stock Units
	Target Value of	Shares Delivered	Target Value	RSUs
	2014 Shares	at Target	of RSUs	Granted 2014
Name	($)	(#)	($)	(#)
Mr. Miller	200,000	40,817	200,000	40,816
Ms. Fabricant	200,000	40,817	200,000	40,816
Ms. Pile	200,000	40,817	200,000	40,816
Ms. Pindar	135,000	27,551	135,000	27,551

- 2015 Proxy Statement 29

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Performance Share Plan Mechanics and Results

The Compensation Committee evaluates the strategic and financial plans for the Company each year in identifying the appropriate performance metrics and setting actual goals for long-term incentives. While we look to be consistent in our approach, we also recognize the importance of addressing the specific needs of our business and reflect our strategic goals in the metrics we use accordingly. The chart below summarizes the metrics utilized in each of the performance share awards outstanding through fiscal 2014. A description of each cycle follows with more details.

			Actual Results					Payout/
Cycle	Metric(s)	Measurement Period	2012	2013	2014	2015	2016	Projected Payout
2012-2014 Cycle	EPS	3-year Cumulative		($1.87)				0%(1)
	Net Operating Income			($154,687)
2013-2015 Cycle	EPS	1-year Annual		($1.13)	($1.42)	TBD		0%(2)
	Relative TSR	3-year Cumulative		TBD
2014-2016 Cycle	Relative TSR	3-year Cumulative				TBD		0%(3)
(1)	These performance shares earned no payout based on the pro forma cumulative Net Operating Income (“NOI”) and Earnings Per Share (EPS) for the 2012 thru 2014 performance period.
(2)	The EPS measure was set as an annual metric, and established for 2014 and 2015 based on a set improvement to prior year actual. The second measure is relative TSR performance for the cumulative 3-year period. The first two tranches of the 2013-2015 cycle yielded 0% payouts; EPS for the third tranche of performance shares subject to fiscal year 2015 results.
(3)	Based on relative Total Shareholder Return (“TSR”) for the three years beginning fiscal 2014 through fiscal 2016 achieved as compared to the TSR of the S&P Select Retail Index over the same period, the 2014-2016 performance share award cycle is currently forecasted to generate 0% payout.

2014-2016 Performance Share Cycle

As part of its review for 2014 compensation, the Compensation Committee changed the performance metric and timing of our performance shares to provide a clear line-of-sight to business objectives and focus executives on stock price performance further aligning the interests of our executives to that of our stockholders. To that end, the Committee determined that the 2014-2016 performance cycle would be based on relative total stockholder return compared against the S&P Select Retail Index.

2013-2015 Performance Share Cycle

The 2013-2015 performance share cycle is based on a combination of EPS performance in each of the three fiscal periods and three-year cumulative Total Stockholder Return as compared to the S&P Select Retail Index. Based on actual results achieved, the first two tranches of the EPS-related performance were forfeited in March 2014 and March 2015.

2012-2014 Performance Share Cycle

The 2012-2014 performance share cycle is based on three-year cumulative operating income and EPS results. Based on actual results achieved, all performance shares awarded for this cycle were forfeited in March 2015. The table below summarizes the Target Value of the 2012 performance shares as compared to the value realized for awards based on performance.

	Target Value of	Actual Value
Name	2012-2014 Award	Delivered
Mr. Johnson	$1,500,000	$0
Mr. Miller	$200,000	$0
Ms. Fabricant	$ N/A	$ N/A
Ms. Pile	$200,000	$0
Ms. Pindar	$135,000	$0

2015-2017 Performance Share Cycle

As discussed above, for 2015 we made several changes to our long-term incentive program, including (i) a shift in the blend of our long-term equity awards for our senior executives to at least two-third performance and no more than one-third time-vested restricted stock units, (ii) a shift to 3-year cumulative EBITDA performance with a modifier based on relative total stockholder return for 2015, (iii) a shift to a fixed number of shares delivery approach versus fixed value, and (iv) a wider grant guideline by level.

Equity Value Realized by our Former CEO in 2014 Upon Exit

We had significant discussion with our stockholders regarding the pay for our former CEO, Mr. Johnson. We believe that there was a disconnect between what our stockholders understood Mr. Johnson’s compensation to be and what Mr. Johnson actually received in 2014 upon his separation from the Company.

•	In April 2014, Mr. Johnson received an annual grant of 306,123 performance shares at target subject to the Company’s TSR performance for 2014 through 2016 relative to the S&P Select Retail Industry Index. 100% of this award was forfeited at his separation.

•	In April 2014 Mr. Johnson received an annual grant of 306,123 restricted stock units with a three-year vesting period. This award was accelerated to vest at his separation based on the terms of the award and his eligibility for early retirement based on his age of 55 and service of more than ten years.

•	All other outstanding performance-based awards were forfeited at his separation.

•	All other unvested outstanding time-based awards were accelerated to vest based on the terms of his awards and his eligibility for early retirement based on his age of 55 and service of more than ten years.

- 2015 Proxy Statement 30

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The table below illustrates the significant difference between the grant date values of the equity awards as reported by us in accordance with SEC rules and the actual realized award value for Mr. Johnson, which is 11% of the aggregate values reported as required.

	Equity Awards as Reported in Proxy in Years Granted			Actual Awards Earned / Paid out at Exit
		ARO price	Summary Comp Table
	# of shares	at grant	value reported	# of shares	$ value
2012 performance-based stock award	69,606	$21.55	$1,500,000	0	$0
2012 time-based stock award	69,606	$21.55	$1,500,000	69,606	$290,953
2013 performance-based stock award	110,295	$13.60	$1,500,000	0	$0
2013 contract CSARs	892,628	$14.92	$5,750,000	297,543	$0
2013 contract performance-based stock award	301,609	$14.92	$4,500,000	0	$0
2013 time-based stock award	110,295	$13.60	$1,500,000	110,295	$462,136
2014 time-based stock award	306,123	$4.90	$1,500,000	306,123	$1,282,651
2014 performance-based stock award	306,123	$4.90	$1,634,700	0	$0
Total	2,166,285		$19,384,700	783,562	$2,035,740

Changes to our Peer Group

In determining our program design and setting pay levels, we consider the practices of companies comparable to ours for business and talent. The Company and the Committee review publicly available data for a peer group consisting of national and regional, specialty and department store retail organizations to benchmark the appropriateness and competitiveness of our compensation program.

Each year, the Committee’s independent compensation consultant, Towers Watson, in conjunction with input from Company management, reviews the list of peer companies and modifies it as appropriate; the list is then approved by the Compensation Committee. Towers Watson reviews and recommends companies based on the following criteria:

•	Comparable revenue size ($1B – $5B) – roughly one-half to two and one-half times the size of Aéropostale

•	Relevant industry – apparel, retail, accessories and luxury goods

•	Historical precedent – maintaining consistency to as great a degree as practicable

•	Labor market for talent – companies reflect those where we source and compete for talent

•	Relevant Business Model – specialty/apparel industries and business model (e.g. mall-based, relevant number of stores operated) and/or similar customer base (teen market)

The following set of 23 retailers and mall-based stores provides a well-rounded cross section of Aéropostale’s markets for executive talent, and reflects changes reviewed with Towers Watson and adopted by the Compensation Committee in 2014. These peers were used to benchmark competitive pay levels for our executives in early 2015:

	Abercrombie & Fitch Co.		Express Inc.	*	Steven Madden, Ltd.
	American Eagle Outfitters, Inc.	*	Finish Line Inc.		The Buckle, Inc.,
	ANN INC.		Genesco Inc.		The Children’s Place, Inc.
	Ascena Retail Group Inc.		Guess? Inc.	*	Tilly’s, Inc.
	Carter’s Inc.		Kate Spade & Company		Urban Outfitters Inc.
	Chico’s FAS Inc.	*	Lands’ End, Inc. (LE on the NASDAQ, spun public in July 2014)	*	Zumiez, Inc.
	Coach Inc.	*	Pacific Sunwear of California, Inc.
*	Columbia Sportswear Company		Quiksilver Inc.

Companies noted with an * reflect additions to the peer group in 2014. Companies removed from the peer group in 2014 were The Jones Group, Inc. which was taken private in December 2013, and Phillips–Van Heusen (PVH) Corporation based on revenue size and business model considerations.

- 2015 Proxy Statement 31

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Stock Ownership Guidelines

The Compensation Committee and management believe it is important for executives in key leadership positions to have their interests aligned with our stockholders. In fiscal 2011, the Compensation Committee implemented the following stock ownership guidelines for the CEO and Executive Vice Presidents:

	2014 Stock Ownership Guidelines
	Stock Ownership Guideline	Stock Ownership Guideline
Name	(as a multiple of base salary)	(as a dollar value)
Mr. Geiger	5 times	7,500,000
Mr. Miller	3 times	1,500,000
Ms. Fabricant	3 times	2,100,000
Ms. Pile	3 times	1,695,000

All executives subject to the guidelines have three years to attain 50% of the guideline and five years to attain 100% of the guideline. The measurement date for determining whether or not our executives meet the guideline is April 1st of each fiscal year. As of April 1, 2015, all executives subject to this guideline were in compliance with the stock ownership guidelines. In addition, the stock ownership guidelines are applicable to members of our Board of Directors in an amount equal to 3 times their annual Board retainer amount.

Clawback Policy

In 2015, the Company adopted a Clawback Policy applicable to members of senior management. The policy provides that in the event of a restatement of the Company’s financial results due to material non-compliance with any financial reporting requirement under the securities laws (other than pursuant to a change in accounting rules or interpretation) which (i) the Compensation Committee determines to have caused incentive-based compensation to be a lower amount than originally paid or awarded and (ii) the affected officer engaged in fraud or intentional conduct that materially contributed to the need for such restatement, the Compensation Committee may recover the difference between the awarded incentive-based compensation and the actual incentive-based compensation as calculated after such restatement.

Other Employment and Retirement Benefits

Our executive officer compensation program also includes other benefits and perquisites. These benefits include annual matching contributions to executive officers’ 401(k) plan accounts which was suspended for 2014, an executive medical benefit plan, Company partially-paid medical benefits (consistent with those provided to all benefit-eligible employees of the Company), group term life insurance coverage (consistent with benefits offered to all employees of the Company) and an auto allowance of $8,500 per year. These benefits also included benefit accruals under our supplemental executive retirement plan for our former CEO in 2014, and a long-term deferred compensation program for our other NEOs, which is available to all employees at the Vice President level and above. We annually review these other benefits with the Compensation Committee and the compensation consultant, and make adjustments as warranted based on competitive practices and our Company’s financial performance.

Post-Termination Compensation and Benefits

Our executive officers are also entitled to post-termination benefits in the event that their employment with us is terminated. For those executive officers who have an employment agreement with us, a description of the termination events that trigger post termination pay and benefits can be found in the section of this Proxy Statement entitled “Employment and Advisory Agreements”. In addition, pursuant to Company policy, all Executive Vice Presidents and Senior Vice Presidents of the Company receive one year of post termination pay, defined as base salary, upon involuntary termination without cause.

In 2013, we changed the Company’s termination policy to specify severance in connection with termination following a change-in-control event. In the event of termination following a change-in-control, our Executive Vice Presidents would be eligible to receive two years of base salary plus the current year’s bonus prorated for the time of the termination and the Company’s performance to date. Additionally, Senior Vice Presidents would be eligible to receive one and one-half years of base salary plus the current year’s bonus prorated for the time of the termination and the Company’s performance to date.

Our Compensation Committee, in conjunction with the compensation consultant, has reviewed the severance costs to the Company associated with the Company’s severance-eligible employees. Specific information regarding benefits individuals would be eligible to receive upon termination of their employment with the Company is illustrated in the tables beginning on page 38.

Risk Assessment

The Compensation Committee considers, in establishing and reviewing the executive compensation program, whether the program encourages risks which are within reason and not likely to have a material adverse effect on the Company. In light of the Company’s broad-based plans, including those in which our NEOs participate, the Committee determined and the full Board of Directors concurred

- 2015 Proxy Statement 32

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that our compensation programs are not reasonably likely to have a material adverse effect on the Company and instead encourage behaviors that support sustainable stockholder value creation.

The Compensation Committee noted that the Company does not engage in practices that aggravate risk and further noted a number of design features of the Company’s cash and equity incentive programs reduce the likelihood of excessive risk-taking. With the recent program enhancements, the foundation of our plans did not change and the actual changes may serve to mitigate risk by further diversifying the measures and including market based, relative measures.

Impact of Accounting and Tax

The Compensation Committee takes into account the various tax and accounting implications of compensation vehicles employed by us.

When determining amounts of stock incentive plan grants awarded to our executives, employees and directors, the Compensation Committee examines the accounting cost associated with the grants. Under ASC Topic 718, grants of stock-based compensation result in an accounting charge for us, which is amortized over the requisite service period, or vesting period of the instruments.

Section 162(m) of the Internal Revenue Code of 1986 limits the deductibility of executive compensation paid by a publicly-held company to $1,000,000 per covered employee per year. This limitation generally does not apply to performance-based compensation under a plan that is approved by the stockholders of a company that also meets certain other technical requirements. Our 2014 Omnibus Incentive Plan was approved by stockholders at our 2014 Annual Meeting and therefore awards under the plan are eligible to be exempt from Section 162(m), assuming those awards meet the other criteria for Section 162(m) deductibility. The Compensation Committee intends to utilize performance-based compensation programs that meet the deductibility requirements under Section 162(m).

Compensation Consultants

Our Compensation Committee has retained Towers Watson (“the consultant” or the “compensation consultant”) as its independent compensation consultant to assist in the evaluation of Chief Executive Officer and other executive officer compensation levels and program design for the past six years. The Committee, in conjunction with recommendations from management, determines the work to be performed by the consultant and has the ultimate authority to retain and terminate the compensation consultant. The consultant works with management to gather data required in preparing analyses for Committee review.

Towers Watson was directed to review the Company’s compensation programs and practices and to provide recommendations and suggestions which are consistent with the Company’s compensation philosophy. In fiscal 2014, Towers Watson was engaged by the Committee to:

•	provide market trend and competitive information,

•	review the executive compensation peer group for continued applicability,

•	review and advise the Compensation Committee and Board of Directors on the severance arrangements for our former CEO,

•	review and advise the Compensation Committee and Board of Directors on the new CEO compensation elements and contract,

•	assist with the development of the Compensation Discussion & Analysis section of the 2014 Proxy Statement,

•	provide the Committee with legislative and regulatory updates with regard to executive compensation, and

•	advise the Compensation Committee regarding its response to the low level of support on the 2014 Say on Pay advisory vote.

Other than the aforementioned engagement, Towers Watson maintains no other direct or indirect business relationship with the Company. All executive compensation services provided by the consultant are conducted under the direction and authority of the Compensation Committee and all work performed by Towers Watson is approved by the Chairman of the Compensation Committee. Management has not engaged a separate compensation consultant. Given these processes and by evaluating Towers Watson against the SEC required factors, the Committee has determined that the engagement of Towers Watson does not raise any conflict of interest concerns. We continue to monitor the performance of our consultant on an annual basis through an internal evaluation process as well as through comparisons of services offered by other major consulting firms in the executive compensation arena.

Company management, including our Senior Vice President of Human Resources, Group Vice President of Human Resources, Vice President of Compensation and Benefits, and Senior Vice President General Counsel, prepare the compensation materials and attend our Compensation Committee meetings. The Company’s senior management team proposes compensation program designs, levels and components and make recommendations to the Compensation Committee on the compensation levels and stock awards for employees (other than for themselves). The Compensation Committee makes the final determination regarding certain proposals including the compensation of our CEO and other executive officers. The Committee also meets in executive session with Towers Watson and without management present in order to review management’s proposals.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee of our Board of Directors and none of our executive officers serve, and we anticipate that no member of our Compensation Committee nor any of our executive officers will serve, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

- 2015 Proxy Statement 33

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EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table sets forth information concerning total compensation earned by or paid to our 2014 NEOs.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)(4)	Option Awards ($)(3)(5)	Non-Equity Incentive Plan Compensation ($)(6)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(7)	All Other Compensation ($)(8)	Total ($)
Mr. Geiger
Chief Executive Officer (from August 2014)	2014	663,462	—	—	3,020,000	—	1,525	4,860	3,689,847
Mr. Miller	2014	500,000	—	605,500	—	—	52,056	17,608	1,175,164
Executive Vice President	2013	497,692	—	2,400,000	—	—	41,179	19,876	2,958,747
Chief Operating Officer (former Chief Financial Officer until February 2015)	2012	477,077	150,000	200,000	—	—	28,760	19,426	875,263
Ms. Fabricant	2014	700,000	—	680,500	—	—	16,162	17,608	1,414,270
Executive Vice President	2013	677,500	250,000	2,400,000	—	—	4,464	19,299	3,351,263
of Aéropostale and also
President of GoJane (from February 2015)	2012	255,000	250,000	100,000	—	—	285	284,817	890,102
Ms. Pile	2014	565,000	—	629,900	—	—	54,791	17,608	1,267,299
Executive Vice President	2013	562,692	200,000	2,065,447	—	—	58,805	19,876	2,906,820
Customer Engagement	2012	546,154	150,000	200,000	—	—	130,218	22,176	1,048,548
Ms. Pindar	2014	435,000	—	390,872	—	—	38,406	14,128	878,406
Senior Vice	2013	433,462	—	224,839	—	—	45,701	16,678	720,680
President Planning and Allocation (until February 2015)	2012	423,461	300,000	135,000	—	—	39,894	19,146	917,501
Mr. Johnson	2014	617,500	—	3,134,700	—	—	962,739	2,377,925	7,092,864
Former Chief Executive	2013	950,000	—	6,998,170	5,570,000	—	262,667	19,876	13,800,713
Officer (until August 2014)	2012	950,000	—	3,000,000	—	—	711,328	22,176	4,683,504

(1)	Reflects base salary earned through the 52-week fiscal year ended January 31, 2015 (“fiscal 2014”) and 53-week fiscal years ended February 1, 2014 (“fiscal 2013”) and 53-week fiscal year February 2, 2013 (“fiscal 2012”). For Mr. Geiger, represents prorated salary for service as our CEO since August 2014.
(2)	Amounts in “Bonus” column reflect retention bonuses awarded in fiscal 2012 and 2013. For Ms. Fabricant, reflects guaranteed bonus for fiscal 2013 and sign-on bonus for fiscal 2012.
(3)	Stock and option awards, other than Mr. Geiger’s 2014 option award, were granted under our Second Amended and Restated 2002 Long-Term Incentive Plan. Mr. Geiger’s 2014 option award was granted under the 2014 Omnibus Incentive Plan. The value of stock and option awards reflects the fiscal 2014, 2013 and 2012 grant date fair value for these awards, recognized under the provisions of Accounting Standards Codification (“ASC”) Topic 718, “Compensation – Stock Compensation” (“ASC 718”). Stock awards include restricted stock units and performance shares, as described in the Compensation Discussion and Analysis section. Generally, the aggregate grant date fair value is the amount that the Company expects to expense in its financial statements over the award’s vesting schedule. These amounts may not correspond to the actual value that will be realized by the NEOs. See Note 12 to our consolidated financial statements included in Form 10-K for the year ended January 31, 2015 for a further discussion.
(4)	For 2014, stock awards for Mr. Johnson reflect his April 2014 grant of 306,123 restricted stock units vesting at the conclusion of three years and 306,123 performance shares. On August 29, 2014, 100% of the performance shares were canceled and 100% of the restricted stock units were accelerated to vest under the terms of the award and his eligibility for retirement based on his age of at least 55 and more than ten years of service.
For 2013, stock awards for Mr. Johnson reflect his March 2013 restricted stock award for 110,295 shares vesting at the conclusion of three years, his March 2013 performance share award for 110,295 shares at target performance, and his May 2013 contract award for 301,609 performance shares at target performance. On August 29, 2014, his March 2013 restricted stock award accelerated to vest under the terms of the award and his eligibility for retirement based on his being at least 55 and service of more than ten years. Both performance share awards were cancelled upon his separation from the Company.
(5)	Pursuant to the terms of Mr. Geiger’s Employment Agreement, Mr. Geiger was awarded 2 million stock options upon his appointment on August 18, 2014, with a second grant of 1.5 million options awarded to him on March 26, 2015 in accordance with his employment agreement.
Pursuant to the terms of Mr. Johnson’s Employment Agreement, upon execution of such agreement, Mr. Johnson received an award of cash-settled stock appreciation rights, which had an award date value of $5,570,000 (the “CSARs”) in fiscal 2013 based on the May 3, 2013 strike price of $14.92 and a fair value of $6.24 at grant. This award was canceled upon his separation from the Company based on the terms of the award agreement.

- 2015 Proxy Statement 34

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(6)	For 2014, no payments were made to our NEOs under our Annual Incentive Plan as we did not achieve our pre-established financial goals to improve operating income by 20% or more.
(7)	For 2014, the amounts included in the Aéropostale Supplemental Executive Retirement Plan (“SERP”) plan are comprised entirely of changes between each fiscal year in the actuarial present value of the accumulated pension benefits for Mr. Johnson. See Note 13to our consolidated financial statements “Retirement Benefit Plans” in our Form 10-K for the year ended January 31, 2015 for a description for the assumptions made for calculating the Pension Value.
(8)	The following table reflects all other compensation paid to our NEOs during fiscal 2014.

Name	Auto ($)	EMBP ($)(1)	Other ($)(2)	Total ($)
Mr. Geiger	3,760	1,100	—	4,860
Mr. Miller	8,500	9,108	—	17,608
Ms. Fabricant	8,500	9,108	—	17,608
Ms. Pile	8,500	9,108	—	17,608
Ms. Pindar	8,500	5,628	—	14,128
Mr. Johnson	5,067	9,108	2,363,750	2,377,925

(1)	EMBP – Executive medical benefit plan for all Senior Vice-President level and above to supplement the Company’s current insurance coverage, reflecting the Company paid premiums associated with the benefit.
(2)	Amounts in “Other” column reflect severance payments to Mr. Johnson in connection with the cessation of his services as our CEO in accordance with the terms of his employment agreement, including $1,900,000 equivalent to twice his annual base salary, and $416,250 equivalent to Threshold annual bonus pro-rated for his service in fiscal 2014 (which was paid in April 2015) and $47,500 for 13 accrued by unused PTO days in accordance with Company policy. Mr. Johnson’s separation payments are further discussed on page 40.

Grants of Plan-Based Awards

The following table provides information relating to plan-based awards granted to NEOs during the fiscal year ended January 31, 2015.

		Estimated Future Payouts Under			Estimated Future Payouts Under			All Other	All Other
		Non-Equity Incentive Plan			Equity Incentive Plan Awards			Stock	Option
		Awards						Awards:	Awards:	Exercise	Grant Date
								Number	Number of	or Base	Fair Value
								of Shares	Securities	Price of	of Stock
								of Stock	Underlying	Option	and Option
		Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Awards
Name	Grant Date	($)	($)	($)	(#)(1)	(#)(1)	(#)(1)	(#)(2)	(#)(3)	($/Sh)	($)(4)
Mr. Geiger	8/18/2014	—	—	—	—	—	—	—	2,000,000	3.24	3,020,000
Mr. Miller	4/10/2014	$187,500	N/A	N/A	20,409	40,817	81,634	—	—	—	218,000
	4/10/2014	—	—	—	—	—	—	40,816	—	—	200,000
	4/10/2014	—	—	—	—	—	—	38,265	—	—	187,500
Ms. Fabricant	4/10/2014	$276,500	N/A	N/A	20,409	40,817	81,634	—	—	—	218,000
	4/10/2014	—	—	—	—	—	—	40,816	—	—	200,000
	4/10/2014	—	—	—	—	—	—	53,571	—	—	262,500
Ms. Pile	4/10/2014	$211,875	N/A	N/A	20,409	40,817	81,634	—	—	—	218,000
	4/10/2014	—	—	—	—	—	—	40,816	—	—	200,000
	4/10/2014	—	—	—	—	—	—	43,240	—	—	211,900
Ms. Pindar	4/10/2014	$108,750	N/A	N/A	13,776	27,551	55,102	—	—	—	147,122
	4/10/2014	—	—	—	—	—	—	27,551	—	—	135,000
	4/10/2014	—	—	—	—	—	—	22,194	—	—	108,750
Mr. Johnson	4/10/2014	—	—	—	153,061	306,122	612,244	—	—	—	1,634,700
	4/10/2014	—	—	—	—	—	—	306,122	—	—	1,500,000

(1)	Equity incentive plan awards reflect performance share awards granted in accordance with the Second Amended and Restated 2002 Long-Term Incentive Plan in April 2014. The performance shares vest at the conclusion of the three-year performance period. The number of shares earned is contingent upon the Company’s three-year cumulative TSR achieved as compared to the TSR of the S&P Select Retail Index over the same period.
(2)	Stock awards granted prior to July 2014 were granted in accordance with the Second Amended and Restated 2002 Long-Term Incentive Plan. Stock awards are restricted stock units vesting 100% on the third anniversary of grant.
(3)	Mr. Geiger’s stock option awards were granted in accordance with the 2014 Omnibus Incentive Plan. Pursuant to the terms of his Employment Agreement, Mr. Geiger was awarded 2 million stock options upon his appointment on August 18, 2014 as reflected in the table above. He received a second grant of 1.5 million options on March 26, 2015 in accordance with his employment agreement.
(4)	This column represents the fair value of stock awards granted during the year in accordance with ASC Topic 718. Stock awards granted on April 10, 2014 have a fair value of $4.90. Cash-settled stock appreciation rights granted on May 3, 2013 have a fair value of $5.34 and a strike price of $14.92. Option awards granted on August 18, 2014 to Mr. Geiger have a grant date fair value of $1.51.

- 2015 Proxy Statement 35

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Outstanding Equity Awards at Fiscal Year-End

The following table provides information relating to outstanding awards held by NEOs at fiscal year-end, January 31, 2015.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) (Exercisable)	Number of Securities Underlying Unexercised Options (#) (Unexercisable)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(11)
Mr. Geiger	—	10,000	(1)	3.41	5/23/2022	—		—	—	—
	—	1,900,000	(2)	3.24	8/18/2021	—		—	—	—
	—	—		—	—	30,792	(3)	75,132	—	—
Mr. Miller	2,813	—		17.82	3/28/2015	—		—	—	—
	4,613	—		18.86	3/25/2016	—		—	—	—
	—	—		—	—	40,816	(4)	99,591	—	—
	—	—		—	—	38,265	(5)	93,367	—	—
	—	—		—	—	73,530	(6)	179,413	—	—
Ms. Fabricant	—	—		—	—	6,845	(7)	16,702	—	—
	—	—		—	—	73,530	(8)	179,413	—	—
	—	—		—	—	40,816	(4)	99,591	—	—
	—	—		—	—	53,571	(5)	130,713	—	—
Ms. Pile	3,375	—		17.82	3/28/2015	—		—	—	—
	4,613	—		18.86	3/25/2016	—		—	—	—
	—	—		—	—	24,510	(9)	59,804	—	—
	—	—		—	—	49,020	(6)	119,609	—	—
	—	—		—	—	40,816	(4)	99,591	—	—
	—	—		—	—	43,240	(5)	105,506	—	—
Ms. Pindar	3,375	—		17.82	3/28/2015	—		—	—	—
	4,613	—		18.86	3/25/2016	—		—	—	—
	—	—		—	—	3,309	(10)	8,074	—	—
	—	—		—	—	6,618	(10)	16,148	—	—
	—	—		—	—	27,551	(10)	67,224	—	—
	—	—		—	—	22,194	(10)	54,153	—	—
Mr. Johnson	297,543	—		14.92	8/29/2015	—		—	—	—

(1)	These stock options were granted to Mr. Geiger as a non-employee director prior to his appointment as CEO. Shares will vest 1/4 on May 23, 2015, 1/4 on May 23, 2016, 1/4 on May 23, 2017 and 1/4 on May 23, 2018.
(2)	2 million stock options were granted to Mt. Mr. Geiger pursuant to his employment agreement upon his appointment date with a strike price of $3.24 based on the closing price of our common stock on August 18, 2014. These shares will vest 1/3 on August 18, 2015, 1/3 on August 18, 2016 and 1/3 on August 18, 2017. On August 19, 2014, Mr. Geiger gifted 100,000 shares of options to a non-employee family member.
(3)	Shares will vest on May 23, 2015.
(4)	Shares will vest on April 10, 2017.
(5)	Shares vested on April 10, 2015.
(6)	Shares will vest on March 29, 2016.
(7)	Shares will vest on December 26, 2015.
(8)	Shares will vest on April 26, 2016.
(9)	Shares will vest September 6, 2015.
(10)	Shares vested February 13, 2015.
(11)	Market value based on the closing price of $2.44 on the last trading day of fiscal 2014 (January 30, 2015).

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Option Exercises and Stock Vested Information

The following table provides information relating to option awards exercised and restricted stock awards vested during the fiscal year ended January 31, 2015.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Mr. Geiger	—	—	—	—
Mr. Miller	—	—	18,138	64,208
	—	—	6,191	32,193
Ms. Fabricant	—	—	—	—
Ms. Pile	—	—	18,138	64,208
	—	—	8,255	42,926
Ms. Pindar	—	—	16,324	57,787
	—	—	6,191	32,193
Mr. Johnson	—	—	69,606	290,953
	—	—	110,295	462,136
	—	—	306,122	1,282,651

(1)	Value realized on vesting is based on the market price at the close of business on the day of vesting, multiplied by the number of shares that have vested.

Pension Benefits

The following table reflects the present value for each of the NEOs of their accumulated benefits under the Aéropostale Supplemental Executive Retirement Plan (“SERP”) and the Aéropostale Long-Term Deferred Incentive Compensation Plan (“LTIP”) as of January 31, 2015.

The change in pension value for the SERP is driven by several different factors including (i) the five years of highest compensation for the employee, (ii) the employee’s years of employment, and (iii) the actuarial determined discount rate. For fiscal 2014, the discount rate decreased from 3.85% to 3.00%.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Mr. Geiger	Aéropostale, Inc. LTIP(1)	1	1,525	—
Mr. Miller	Aéropostale, Inc. LTIP(1)	9	194,689	—
Ms. Fabricant	Aéropostale, Inc. LTIP(1)	3	20,912	—
Ms. Pile	Aéropostale, Inc. LTIP(1)	9	353,832	—
Ms. Pindar	Aéropostale, Inc. LTIP(1)	9	284,721	—
Mr. Johnson(3)	Aéropostale, Inc. SERP(2)	21	6,028,690	—

(1)	Each Participant receives an annual incentive amount, under our Long-Term Deferred Incentive Compensation Plan, equal to the following:
(a) 5% of such Participant’s compensation if the participant has less than 6 years of service;
(b) 10% of such Participant’s compensation if the participant has 6 or more years of service.
Interest will be credited to each Participant’s account on the last day of the plan year. The interest rate to be used to calculate the interest shall be the annual rate of ten-year Treasury Constant Maturities as of November 30th of the plan year.

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(2)	Our supplemental executive retirement plan or “SERP” is a non-qualified defined benefit plan for certain officers. The plan is non-contributory and not funded and provides benefits based on years of service and compensation during employment. Participants are fully vested upon entrance in the plan. Retirement benefits under the plan are based on the employee’s highest average compensation (base earnings plus bonuses) during any five years within the ten-year period prior to retirement. Our SERP provides that a maximum of 30 years of benefit service may be credited to a participant. The supplemental retirement benefit is payable as a lump sum equal to the actuarial present value of an annual life annuity payable at age 65 of 1.5% of the participant’s highest average compensation less 2.5% of the participant’s estimated social security benefit, multiplied by years of service up to the maximum of 30 years, and offset by retirement benefits accrued as of July 31, 1998 under the Supplementary Executive Retirement Plan of Federated Department Stores, Inc. and the Federated Department Stores’ pension plan. The actuarial assumptions used for determining lump sum payments are determined at the time of the employee’s separation and include the “applicable mortality assumption” as prescribed by the Secretary of the Treasury under Section 417(e)(3) of the Internal Revenue Code and the annual rate of interest on 30-year Treasury securities for the second calendar month preceding the beginning of the calendar year in which the payment is made. The number of years of benefit service that have been credited to Mr. Johnson, as of December 31, 2014, is 21 years. Mr. Johnson, our former Chief Executive Officer was enrolled in our SERP effective February 1, 2004.

The amounts shown in the Pension Benefits Table above are actuarial present values of the benefits accumulated through the date shown. An actuarial present value is calculated by estimating the expected future lump sum payment at retirement and discounting the payment to reflect the time value of money. The assumed retirement age for each executive is the plan’s normal retirement age, which is the earliest age at which the executive could retire without any reduction due to age. Actual benefit present values will vary from these estimates depending on many factors, including an executive’s actual retirement age and the lump sum interest rate in effect at that time. The assumptions used for determining the present values of the accumulated pension benefits are outlined below:

January 31, 2015
Discount rate	3.00%
Retirement age	Age 65
Form of benefit	Lump sum
Assumed lump sum interest rate	4.00%
Lump sum mortality table	2015 Applicable Mortality Table under IRC Section 417(e)(3)

(3)	Mr. Johnson received distribution of his SERP benefit in accordance with the terms of the plan in March 2015, totaling $6,043,559.

Potential Payments upon Termination of Employment or Change in Control

The table below shows the amounts that our NEOs would be eligible to receive upon termination of their employment with the Company, assuming that termination occurred on January 31, 2015, the last day of our 2014 fiscal year.

		Termination Type
Name	Benefit	Resignation w/o Good Reason ($)	Death or Disability ($)	Termination w/o Cause or Executive Termination for Good Reason ($)	Involuntary Termination for Cause ($)	Change of Control w/o Termination ($)	Change in Control with Termination for Cause or Resignation w/o Good Reason ($)	Change in Control with Termination w/o Cause or Resignation for Good Reason ($)	Retirement ($)
Mr. Geiger	Payment of salary(1)	—	—	3,812,500	—	—	—	4,500,000	—
	Payment of bonus(1)	—	—	—	—	—	—	—	—
	Acceleration of non–vested shares or units(2)	—	—	—	—	—	—	—	—
	Acceleration of equity incentive plan awards(2)	—	—	—	—	—	—	—	—
	Acceleration of performance shares(2)	—	—	—	—	—	—	—	—
	Acceleration of stock options(2)	—	—	—	—	—	—	—	—
	Retirement plan payment(3)	—	54,808	54,808	—	54,808	54,808	54,808	—
	COBRA reimbursement	—	4,000	4,000	—	4,000	4,000	4,000	—
	Total	—	58,808	3,871,308	—	58,808	58,808	4,558,808	—

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		Termination Type
Name	Benefit	Resignation w/o Good Reason ($)	Death or Disability ($)	Termination w/o Cause or Executive Termination for Good Reason ($)	Involuntary Termination for Cause ($)	Change of Control w/o Termination ($)	Change in Control with Termination for Cause or Resignation w/o Good Reason ($)	Change in Control with Termination w/o Cause or Resignation for Good Reason ($)	Retirement ($)
Mr. Miller	Payment of salary(4)	—	—	500,000	—	—	—	1,000,000	—
	Payment of bonus	—	—	—	—	—	—	—	—
	Acceleration of non–vested shares or units(2)	—	372,371	—	—	372,371	372,371	372,371	—
	Acceleration of performance shares(2)	—	—	—	—	—	—	—	—
	Acceleration of stock options(2)	—	—	—	—	—	—	—	—
	Retirement plan payment(3)	140,131	290,540	290,540	—	290,540	290,540	290,540	140,131
	Total	140,131	662,911	790,540	—	662,911	662,911	1,662,911	140,131
Ms. Fabricant	Payment of salary(4)	—	—	700,000	—	—	—	1,400,000	—
	Payment of bonus	—	—	—	—	—	—	—	—
	Acceleration of non–vested shares or units(2)	—	426,419	—	—	426,419	426,419	426,419	—
	Acceleration of performance shares(2)	—	—	—	—	—	—	—	—
	Acceleration of stock options(2)	—	—	—	—	—	—	—	—
	Retirement plan payment(3)	—	80,178	80,178	—	80,178	80,178	80,178	—
	Total	—	506,597	780,178	—	506,597	506,597	1,906,597	—
Ms. Pile	Payment of salary(4)	—	—	565,000	—	—	—	1,130,000	—
	Payment of bonus	—	—	—	—	—	—	—	—
	Acceleration of non–vested shares or units(2)	—	384,510	—	—	384,510	384,510	384,510	—
	Acceleration of performance shares(2)	—	—	—	—	—	—	—	—
	Acceleration of stock options(2)	—	—	—	—	—	—	—	—
	Retirement plan payment(3)	348,420	348,420	348,420	—	348,420	348,420	348,420	348,420
	Total	348,420	732,930	913,420	—	732,930	732,930	1,862,930	348,420

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		Termination Type
Name	Benefit	Resignation w/o Good Reason ($)	Death or Disability ($)	Termination w/o Cause or Executive Termination for Good Reason ($)	Involuntary Termination for Cause ($)	Change of Control w/o Termination ($)	Change in Control with Termination for Cause or Resignation w/o Good Reason ($)	Change in Control with Termination w/o Cause or Resignation for Good Reason ($)	Retirement ($)
Ms. Pindar	Payment of salary(4)	—	—	435,000	—	—	—	652,500	—
	Payment of bonus	—	—	—	—	—	—	—	—
	Acceleration of non-vested shares or units(2)	—	145,600	—	—	145,600	145,600	145,600	—
	Acceleration of performance shares(2)	—	—	—	—	—	—	—	—
	Acceleration of stock options(2)	—	—	—	—	—	—	—	—
	Retirement plan payment(3)	284,721	284,721	284,721	—	284,721	284,721	284,721	284,721
	Total	284,721	430,321	719,721	—	430,321	430,321	1,082,821	284,721
(1)	In accordance with Mr. Geiger’s employment agreement, further described below, Mr. Geiger is eligible to receive cash severance, the acceleration of his outstanding unvested stock option awards and a percentage of the increase in market capitalization of the Company as compared to its market capitalized value on the date of his appointment in the event of a Qualifying Event (as defined in his employment agreement), including in the event of the Change of Control. Based on the Company’s share price of $2.44 per share on the last trading day of fiscal 2014 (January 30, 2015), no value would be realized for the accelerated stock options outstanding or for the increase in market capitalization of the Company under the special incentive plan. Mr. Geiger has no annual incentive bonus opportunity subject to severance acceleration.
(2)	In accordance with related equity award agreements. Equity awards valued using the closing price of $2.44 per share on the last trading day of fiscal 2014 (January 30, 2015). All values reported reflect time-vesting restricted stock or restricted stock units. Mr. Geiger has no outstanding restricted stock or units subject to severance acceleration.
(3)	The retirement plan values reflect the amount of vested and /or accelerated account balance in accordance with the plan provisions.
(4)	In accordance with the Company’s Change of Control Agreement, Mr. Miller, Ms. Fabricant and Ms. Pile are eligible to receive two times base salary and Ms. Pindar was eligible to receive 1.5 times base salary for Termination Without Cause or Resignation for Good Reason after a Change of Control (as such terms are defined in the Change of Control Agreement).

Termination Payments to Our Former CEO

In accordance with his employment agreement, the term of his outstanding award agreements, and upon his acceptance of the Company’s written waiver and release, Mr. Johnson received (i) $1.9 million equivalent to two times his annual base salary; (ii) the acceleration of all time-based equity awards outstanding, (iii) $47,500 representing 13 accrued but unused PTO days in accordance with the Company’s standard practice, and (iv) $416,250 equivalent to his Threshold annual incentive award prorated for the time during which he served as CEO for the 2014 fiscal period. Mr. Johnson also became eligible to receive his SERP benefit based on his age and years of service with the Company at the time of his separation. His SERP benefit in the amount of $6,034,559 was paid in March 2015.

Employment Agreement with Julian R. Geiger

We entered into an employment agreement with Julian R. Geiger, effective August 18, 2014 (the “Effective Date”) pursuant to which he will serve as our Chief Executive Officer. The employment agreement, which has a three-year term (the “Term”), provides that Mr. Geiger will be nominated to serve on our Board of Directors (the “Board”) at each annual meeting of the Company’s stockholders during the Term. Mr. Geiger previously served as our Chairman and Chief Executive Officer from August 1998 to February 2010, and thereafter continued to serve as Chairman of the Board and as a part-time advisor to the Company until February 2012. On May 23, 2014, in connection with our strategic transaction with Sycamore Partners and the related issuance of the Series B Preferred Stock, par value $0.01 per share, Mr. Geiger was appointed to serve on the Board as a Series B holders designee.

The employment agreement provides for a base salary of $1,500,000 per year, subject to annual review for potential increases. The agreement also provides for a special performance-based bonus. If, during any consecutive 90 calendar day period during the 3rd year of the Term the average closing price per share of our common stock, par value $0.01 per share (the “Common Stock”) is $15.93 or higher, Mr. Geiger will be entitled to a performance-based cash bonus equal to 2% of the amount, if any, by which our average market capitalization during the period with the highest 90 day average stock price during the 3rd year of the Term exceeds $255,360,600 (the “Effective Date Market Cap”). If prior to the achievement of such performance metric (but not during the first 90 days of the Term), Mr. Geiger’s employment is terminated without Cause, by Mr. Geiger for Good Reason, upon

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Mr. Geiger’s death or by the Company due to his Disability, or there is a Change of Control (each a “Qualifying Event”), and as of the date of such Qualifying Event the Common Stock price exceeds $3.24, then, the amount of the performance-based cash bonus will instead be 2% of the amount, if any, by which the Company’s average market capitalization over the 30 calendar day period immediately preceding the Qualifying Event exceeds the Effective Date Market Cap.

On the Effective Date, Mr. Geiger received an award of options to purchase 2,000,000 shares of Common Stock and on March 26, 2015 he received an additional award of options to purchase 1,500,000 shares of Common Stock, in each case, with an exercise price per share equal to the closing price of the Common Stock on the applicable grant date. All of the options will vest 1/3 on the first, second and third anniversary of the Effective Date, subject to Mr. Geiger’s continued service through each applicable vesting date, subject to accelerated vesting upon a Qualifying Event. The options will generally have a term of seven years from date of grant regardless of Mr. Geiger’s status as an employee.

Mr. Geiger is eligible to receive certain severance benefits. He is entitled to a lump sum cash payment equal to the greater of two times base salary and the base salary otherwise payable for the remainder of the Term in the case of a termination without Cause or for Good Reason. In the event of a termination without Cause or for Good Reason within 120 days prior to a Change of Control (“Pre-CIC Period”) or on or within two years following of a Change of Control Mr. Geiger is entitled to a lump sum cash payment equal to three times base salary (reduced by any severance payment paid during the Pre-CIC Period).

In either case, subject to his election of COBRA and continued payment of premiums at the active employee rate, we will pay the remainder of the COBRA premiums during the period Mr. Geiger (or his dependents) is eligible for COBRA, or if earlier, until he becomes eligible for coverage from a subsequent employer. Any entitlement to severance and certain other payments and benefits is subject to the execution of a mutual release.

Any payments and benefits payable to Mr. Geiger upon a Change of Control will be reduced to the highest amount payable without triggering the golden parachute excise tax under Section 4999 of the Internal Revenue Code, but only if, following the reduction, Mr. Geiger would retain a greater amount of net after-tax payments than if no reduction were made.

Mr. Geiger will be subject to restrictive covenants while employed and following his termination of employment, including restrictions against competition and soliciting employees, clients or customers of the Company for two years following his termination of employment.

REPORT OF THE COMPENSATION COMMITTEE

The following Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Proxy Statement by reference therein.

To: The Board of Directors

As members of the Compensation Committee, we are responsible for administering the Company’s incentive plans, including the 1998 Stock Option Plan, Second Amended and Restated 2002 Long-Term Incentive Plan, 2014 Omnibus Incentive Plan and Annual Incentive Bonus Plan. In addition, we review compensation levels of members of senior management, evaluate the performance of senior management and consider management succession and related matters. The Compensation Committee reviews compensation for the executive officers of the Company with the Board.

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE

John N. Haugh (Chairman)
Robert B. Chavez
David B. Vermylen

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COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers, directors and persons who are beneficial owners of more than ten percent of the Company’s Common Stock (“reporting persons”) to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Reporting persons are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms filed by them. Based on its review of the copies of Section 16(a) forms received by it, the Company believes that, during fiscal 2014, all reporting persons complied with applicable filing requirements.

REPORT OF THE AUDIT COMMITTEE

The following report of the Audit Committee shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934 or incorporated by reference in any document so filed.

To: The Board of Directors

As members of the Audit Committee, we are responsible for the oversight of all aspects of the Company’s financial reporting, internal control and audit functions. We adopted a charter in May 2002 and revised this charter in June of 2014. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. We have reviewed and discussed the Company’s financial statements with management.

We selected Deloitte & Touche LLP (“Deloitte”) to be the Company’s independent registered public accounting firm, and they were responsible for expressing an opinion on the consolidated financial statements in the Annual Report for fiscal 2014. We have received written confirmation from Deloitte & Touche LLP of their independence within the meaning of the Securities Act administered by the Securities and Exchange Commission and the requirements of PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and have discussed Deloitte & Touche LLP’s independence. We have discussed with Deloitte those matters required by PCAOB AU 380, Communication With Audit Committees, and SEC Rule 2-07, Communication With Audit Committees, of Regulation S-X.

As part of our oversight of the Company’s financial statements, the Committee reviews and discusses with both management and the Company’s independent registered public accounting firm the Company’s annual financial statements and quarterly operating results prior to their issuance. During fiscal 2014, management advised the Committee that each set of financial statements had been prepared in accordance with generally accepted accounting principles. Management also reviewed significant accounting and disclosure matters with the Committee. These reviews included discussions with the independent registered public accounting firm about matters required to be discussed pursuant to PCAOB AU 380, Communication With Audit Committees, and SEC Rule 2-07, Communication With Audit Committees, of Regulation S-X. The Audit Committee discussed the adoption of, or changes to, the Company’s significant accounting policies and procedures, if any, and significant internal audit procedures with the independent registered public accounting firm, internal audit and management. The Committee also discussed with our independent registered public accounting firm matters relating to its independence, including a review of audit and non-audit fees and the disclosures made to the Committee pursuant to PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence and the Audit Committee has received a written disclosure letter as required by that standard. The Audit Committee has also received, reviewed and discussed with the Company’s independent registered public accounting firm the report required by section 10A(k) of the Securities Exchange Act of 1934.

In reliance on the reviews and discussions noted above, we recommended to the Board of Directors that the audited financial statements be included in the Company’s annual report on Form 10-K for the year ended January 31, 2015 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Evelyn Dilsaver (Chairman)
Ronald R. Beegle
Kenneth B. Gilman
Janet E. Grove

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INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

The following table sets forth the fees billed by Deloitte & Touche LLP for each of the past two fiscal years for audit fees and other related services:

	Fiscal
	2014	2013
Audit Fees(1)	$2,291,000	$1,853,000
Audit Related Fees(2)	101,000	92,000
Tax Fees(3)	467,000	32,000
All Other Fees	—	—
Total Fees	$2,859,000	$1,977,000
(1)	Included fees for professional services provided in conjunction with the audit of the Company’s consolidated financial statements and internal control over financial reporting, and review of the Company’s quarterly financial statements. The increase during fiscal 2014 is partially due to the timing of billing of the fiscal 2013 audit fee.
(2)	Included fees for assurance and related professional services primarily related to the Puerto Rico statutory audit.
(3)	Included fees for professional services provided related to tax planning initiatives and advisory services.

PROPOSAL 3	Ratification of Independent Registered Public Accounting Firm

Deloitte & Touche LLP has been the Company’s independent registered public accounting firm since 1998, and has reported on the Company’s consolidated financial statements included in our annual report. The Audit Committee appoints the Company’s independent registered public accounting firm, and the Audit Committee has reappointed Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2015. In the event that the stockholders do not ratify the reappointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm, the Audit Committee will reconsider the selection of the independent registered public accounting firm. A representative of Deloitte & Touche LLP will be present at the Annual Meeting, will have an opportunity to make a statement and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

As of the date of this proxy statement, we know of no business that will be presented for consideration at the Annual Meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Company Policies and Procedures

The Company recognizes that transactions between the Company and any of its directors or executives can present potential or actual conflicts of interest and create the appearance that Company decisions are based on considerations other than the best interests of the Company and its stockholders. Therefore, as a general matter and in accordance with the Company’s Code of Business Conduct and Ethics, it is our policy to avoid such transactions when they give rise to a conflict of interest. Nevertheless, we recognize that there are situations where such transactions may be in, or may not be inconsistent with, the best interests of the Company. Therefore, we have adopted a policy which requires the Company’s Chief Financial Officer and General Counsel to be notified of all related party transactions and requires that our Audit Committee review, approve or ratify all Related Party Transactions.

Transactions with Sycamore

As previously disclosed, on May 23, 2014, the Company entered into several agreements with Sycamore Partners or its affiliates, which include (i) a Loan and Security Agreement (the “Loan Agreement”), (ii) a Stock Purchase Agreement with Aero Investors LLC, an affiliate of Sycamore Partners (the “Series B Holder”) for the purchase of 1,000 shares of Series B Convertible Preferred Stock of the Company, $0.01 par value (the “Series B Preferred Stock”), (iii) an Investor Rights Agreement and (iv) a Sourcing Agreement with MGF. As of January 31, 2015, Lemur LLC, an affiliate of Sycamore Partners, owned 7.85% of our outstanding common stock.

The Loan Agreement makes available to the Company term loans in the principal amount of $150 million in two tranches. Simultaneously with entering into the Loan Agreement, the Company entered into a Second Amendment to Third Amended and Restated Loan and Security Agreement and Amendment to Certain Other Loan Documents with Bank of America, N.A., as agent, and the lenders thereunder to, amend that certain Third Amended and Restated Loan and Security Agreement, dated as of September 22, 2011 to, among other things, allow for the incurrence of the additional debt under the Loan Agreement.

The Company entered into a Stock Purchase Agreement and an Investor Rights Agreement with the Series B Holder. Pursuant to the Stock Purchase Agreement, the Company issued 1,000 shares of Series B Preferred Stock to Series B Holder, an accredited investor, at an aggregate offering price of $100,000. Each share of Series B Preferred Stock is convertible at any time on or prior to May 23, 2024 into common stock of the Company at an initial conversion rate of 3,932.018 and at an initial cash conversion price of $7.25 per share of the underlying common stock converted into.

As described above under Proposal 1, Election of Directors – Series B Designation Rights, pursuant to the Investor Rights Agreement and the related Certificate of Designation, the Series B Holder has the right to designate up to two Series B Directors to the Board of Directors. The Investor Rights Agreement includes a standstill provision that provides that the Sycamore Group will not acquire any equity securities of the Company or its subsidiaries above 14.99% of the total common stock outstanding on an as-if-converted basis, participate in a proxy fight or otherwise seek to influence control of the Company. The standstill survives for so long as the Sycamore Group is entitled to a board seat or until the Company becomes insolvent, files for bankruptcy or takes other similar action. The Investor Rights Agreement also provides the Sycamore Group with preemptive rights for any new issuance of securities by the Company, except for shares issued under employee and director compensation plans and shares issued upon conversion.

The Series B Holder and certain permitted transferees of the Series B Holder are entitled to customary registration rights with respect to the common stock underlying the Series B Preferred Stock and any other shares of common stock held by the Sycamore Group pursuant to the Registration Rights Agreement by and between the Company and Series B Holder.

The Company and its subsidiary, Aéropostale Procurement Company, Inc., have entered into a non-exclusive Sourcing Agreement with TSAM (Delaware) LLC (d/b/a MGF Sourcing US LLC), an affiliate of Sycamore Partners. The Sourcing Agreement requires Procurement Company to purchase a minimum volume of product for a period of ten years commencing on the Company’s first fiscal quarter of 2016, of between $240 million and $280 million per annum depending on the year.

For more detail on this arrangement see disclosure our Form 8-K filed with the SEC on May 28, 2014.

- 2015 Proxy Statement 44

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ADDITIONAL INFORMATION

Available Information

We maintain an Internet Web site, www.aeropostale.com (this and any other references in this Proxy Statement to www.aeropostale.com is solely a reference to a uniform resource locator, or URL, and is an inactive textual reference only, not intended to incorporate the website into this Proxy Statement), through which access is available to our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and all amendments of these reports filed, or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, after they are filed with or furnished to the Securities and Exchange Commission. Our Corporate Governance Guidelines and the charters for our Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee may also be found on our Internet Web site at www.aeropostale.com. In addition, our Web site contains our Code of Business Conduct and Ethics, which is our code of ethics and conduct for our directors, officers and employees. Any waivers to our Code of Business Conduct and Ethics will be promptly disclosed on our web site. Stockholders may also request a printed copy of any of those materials, free of charge by writing to the following: General Counsel and Secretary, Aéropostale, Inc., 112 West 34th Street, New York, New York 10120.

Advance Notice Procedures

Under the Company’s by-laws, if a stockholder wishes to present other business at the 2016 annual meeting of stockholders, or nominate a director candidate, we must receive proper written notice of any such business or nomination by no earlier than February 24, 2016 and no later than the close of business on March 25, 2016. However, if the 2016 annual meeting is not held within 30 calendar days before or after the anniversary date of this annual meeting, a stockholder proposal shall be considered “timely” if it is received by the Company not earlier than 120 calendar days nor later than the close of business on the 90th calendar day in advance of the 2016 annual meeting of stockholders or, if the first public notice of the date of the 2016 annual meeting of stockholders is less than 100 days prior to the 2016 annual meeting of stockholders, before the close of business on the tenth calendar day following the date of such public notice, nor later than the close of business on the tenth calendar day following the date of such public notice. All such stockholder notices must comply with the Company’s by-laws and should be sent to General Counsel and Secretary, Aéropostale, Inc., 112 West 34th Street, New York, New York 10120.

Stockholder Proposals for the 2016 Annual Meeting

Stockholders interested in submitting a proposal (including director nominees) for inclusion in the Company’s proxy statement in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended for consideration at the 2016 annual meeting of stockholders must be received by the Company’s General Counsel and Secretary no later than the close of business on January 9, 2016. Such proposals must otherwise comply with Rule 14a-8 of the Exchange Act. Proposals must be addressed to General Counsel/Secretary, Aéropostale, Inc., 112 West 34th Street, New York, New York 10120.

Proxy Solicitation and Costs

The proxies being solicited hereby are being solicited by the Board of Directors of the Company. The cost of soliciting proxies in the enclosed form will be borne by the Company. We have not retained an outside firm to aid in the solicitation. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of our common stock.

By order of the Board of Directors,

Marc G. Schuback
Senior Vice President, General Counsel and Secretary
112 West 34th Street
New York, New York

- 2015 Proxy Statement 45

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VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Ronald R. Beegle
02 Michael J. Cunningham
03 Evelyn Dilsaver
04 Julian R. Geiger
05 Kenneth B. Gilman
06 Janet E. Grove
07 John N. Haugh
08 Karin Hirtler-Garvey
09 John D. Howard
10 David B. Vermylen

The Board of Directors recommends you vote FOR proposals 2 and 3.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000249568_1 R1.0.0.51160

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com .

ANNUAL MEETING OF STOCKHOLDERS
AEROPOSTALE, INC.
JUNE 23, 2015
125 Chubb Avenue, Lyndhurst, NJ 07071

This Proxy is Solicited on Behalf of the Board of Directors of the Company

The undersigned stockholder hereby appoints David J. Dick and Marc G. Schuback, and each of them individually as proxies for the undersigned, each with full power of substitution for and in the name of the undersigned, to act for the undersigned and to vote, as designated on the reverse, all of the shares of common stock of Aeropostale, Inc. (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company, or adjournment or postponement thereof, to be held June 23, 2015, at 8:00 a.m., local time, at 125 Chubb Avenue, 5th Floor, Lyndhurst, NJ 07071 to consider and act upon the matters as designated on the reverse side.

Unless otherwise specified in the boxes and space provided, the proxies shall vote in the election of directors **FOR** the nominees listed on the reverse side, and shall have discretionary power to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof. The Board of Directors has established the close of business on April 30, 2015, as the record date for the determination of the stockholders entitled to notice of and to vote at this Annual Meeting of Stockholders.

Please date, sign and mail your proxy card as soon as possible

Continued and to be signed on reverse side

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